Exhibit 3.1

Companies Act (Revised) Company Limited by Shares

AMENDED AND RESTATED memorandum of association OF Expro LTD
(Adopted by special resolution passed on 13 July 2026)

Companies Act (Revised)

Company Limited by Shares

Amended and Restated Memorandum of Association

of

Expro Ltd

(Adopted by special resolution passed on 13 July 2026)

1	The name of the Company is Expro Ltd.

2	The Company’s registered office will be situated at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands, or at such other place in the Cayman Islands as the Directors may at any time decide.

3	The Company’s objects are unrestricted. As provided by section 7(4) of the Companies Act (Revised), the Company has full power and authority to carry out any object not prohibited by any law of the Cayman Islands.

4	The Company has unrestricted corporate capacity. Without limitation to the foregoing, as provided by section 27 (2) of the Companies Act (Revised), the Company has and is capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit.

5	Nothing in any of the preceding paragraphs permits the Company to carry on any of the following businesses without being duly licensed, namely:

(a)	the business of a bank or trust company without being licensed in that behalf under the Banks and Trust Companies Act (Revised); or

(b)	insurance business from within the Cayman Islands or the business of an insurance manager, agent, sub-agent or broker without being licensed in that behalf under the Insurance Act (Revised); or

(c)	the business of company management without being licensed in that behalf under the Companies Management Act (Revised).

6	Unless licensed to do so, the Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of its business carried on outside the Cayman Islands. Despite this, the Company may effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands any of its powers necessary for the carrying on of its business outside the Cayman Islands.

7	The Company is a company limited by shares and accordingly the liability of each member is limited to the amount (if any) unpaid on that member’s shares.

8	The share capital of the Company is US$30,000 divided into 250,000,000 ordinary shares of US$0.0001 par value each and 50,000,000 preferred shares of US$0.0001 par value each. However, subject to the Companies Act (Revised) and the Company’s articles of association, the Company has power to do any one or more of the following:

(a)	to redeem or repurchase any of its shares; and

(b)	to increase or reduce its capital; and

(c)	to issue any part of its capital (whether original, redeemed, increased or reduced):

(i)	with or without any preferential, deferred, qualified or special rights, privileges or conditions; or

(ii)	subject to any limitations or restrictions

and unless the condition of issue expressly declares otherwise, every issue of shares (whether declared to be ordinary, preference or otherwise) is subject to this power; or

(d)	to alter any of those rights, privileges, conditions, limitations or restrictions.

9	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

Companies Act (Revised) Company Limited By Shares

AMENDED AND RESTATED articles of association of Expro LTD
(Adopted by special resolution passed on 13 July 2026)

Contents

1 Definitions, interpretation and exclusion of Table A	1
Definitions	1
Interpretation	4
Exclusion of Table A Articles	5

2 Shares	5
Power to issue Shares and options, with or without special rights	5
Power to issue fractions of a Share	6
Power to pay commissions and brokerage fees	7
Trusts not recognised	7
Security interests	7
Power to vary class rights	7
Effect of new Share issue on existing class rights	8
No bearer Shares or warrants	8
Treasury Shares	8
Rights attaching to Treasury Shares and related matters	8
Register of Members	9
Annual Return	9

3 Share certificates	9
Issue of share certificates	9
Renewal of lost or damaged share certificates	10

4 Calls on Shares and forfeiture	10
Power to make calls and effect of calls	10
Time when call made	10
Liability of joint holders	11
Interest on unpaid calls	11
Deemed calls	11
Power to accept early payment	11
Power to make different arrangements at time of issue of Shares	11
Notice of default	11
Forfeiture or surrender of Shares	12
Disposal of forfeited or surrendered Share and power to cancel forfeiture or surrender	12
Effect of forfeiture or surrender on former Member	12
Evidence of forfeiture or surrender	13
Sale of forfeited or surrendered Shares	13

5 Transfer of Shares	13
Form of transfer	13
Power to refuse registration for Shares not listed on a Designated Stock Exchange	13
Notice of refusal to register	14
Power to suspend registration	14
Company may retain instrument of transfer	14

6 Transmission of Shares	14
Persons entitled on death of a Member	14
Registration of transfer of a Share following death or bankruptcy	14
Indemnity	15
Rights of person entitled to a Share following death or bankruptcy	15

7 Alteration of capital	15
Increasing, consolidating, converting, dividing and cancelling share capital	15

Dealing with fractions resulting from consolidation of Shares	16
Reducing share capital	16

8 Redemption and purchase of own Shares	16
Power to issue redeemable Shares and to purchase own Shares	16
Power to pay for redemption or purchase in cash or in specie	17
Effect of redemption or purchase of a Share	17

9 Meetings of Members	17
Annual and extraordinary general meetings	17
Power to call meetings	18
Content of notice	20
Period of notice	21
Record date and persons entitled to receive notice	21
Public announcement of notice	21
Time a notice by way of public announcement is deemed to be given	22
Required duration of a public announcement	22
Accidental omission to give notice or non-receipt of notice	22

10 Proceedings at meetings of Members	23
Quorum	23
Lack of quorum	23
Chair	23
Right of a Director to attend and speak	23
Accommodation of Members attending meeting virtually	24
Security	24
Adjournment, postponement and cancellation	24
Method of voting	25
Chair’s casting vote	25
Written resolutions	25
Sole-Member Company	26
Notice of Shareholder Business and Nominations	26

11 Voting rights of Members	34
Right to vote	34
Rights of joint holders	34
Representation of corporate Members	34
Member with mental disorder	35
Objections to admissibility of votes	35
Form of proxy	35
How and when proxy is to be delivered	36
Voting by proxy	37

12 Number of Directors	37

13 Appointment, disqualification and removal of Directors	38
No age limit	38
Corporate Directors	38
No shareholding qualification	38
Appointment of Directors	38
Term of appointment	38
Eligibility	38
Removal of Directors	38
Resignation of Directors	39
Termination of the office of Director	39

14 Alternate Directors	39
Appointment and removal	39
Notices	40
Rights of alternate Director	40
Appointment ceases when the appointor ceases to be a Director	41
Status of alternate Director	41
Status of the Director making the appointment	41

15 Powers of Directors	41
Powers of Directors	41
Directors below the minimum number	41
Appointments to office	42
Provisions for employees	42
Exercise of voting rights	42
Remuneration	43
Disclosure of information	43

16 Delegation of powers	43
Power to delegate any of the Directors’ powers to a committee	43
Power to appoint an agent of the Company	44
Power to appoint an attorney or authorised signatory of the Company	44
Borrowing Powers	45
Corporate Governance	45

17 Meetings of Directors	45
Regulation of Directors’ meetings	45
Calling meetings	45
Notice of meetings	45
Use of technology	45
Quorum	46
Chair or deputy to preside	46
Voting	46
Recording of dissent	46
Written resolutions	46
Validity of acts of Directors in spite of formal defect	47

18 Permissible Directors’ interests and disclosure	47
Permissible interests subject to disclosure	47
Notification of interests	48
Voting where a Director is interested in a matter	48

19 Minutes	48

20 Accounts and audit	49
Auditors	49

21 Record dates	49

22 Dividends	50
Source of dividends	50
Declaration of dividends by Members	50
Payment of interim dividends and declaration of final dividends by Directors	50
Apportionment of dividends	51
Right of set off	51
Power to pay other than in cash	51
How payments may be made	51
Dividends or other monies not to bear interest in absence of special rights	52
Dividends unable to be paid or unclaimed	52

23 Capitalisation of profits	52
Capitalisation of profits or of any share premium account or capital redemption reserve	52
Applying an amount for the benefit of Members	53

24 Share Premium Account	53
Directors to maintain share premium account	53
Debits to share premium account	53

25 Seal	54
Company seal	54
Duplicate seal	54
When and how seal is to be used	54
If no seal is adopted or used	54
Power to allow non-manual signatures and facsimile printing of seal	54
Validity of execution	54

26 Indemnity	55
Release	55
Insurance	56

27 Notices	56
Form of notices	56
Electronic communications	56
Persons entitled to notices	57
Persons authorised to give notices	58
Delivery of written notices	58
Joint holders	58
Signatures	58
Giving notice to a deceased or bankrupt Member	59
Date of giving notices	59
Saving provision	59

28 Authentication of Electronic Records	59
Application of Articles	59
Authentication of documents sent by Members by Electronic means	60
Authentication of document sent by the Secretary or Officers of the Company by Electronic means	60
Manner of signing	61
Saving provision	61

29 Transfer by way of continuation	61

30 Winding up	62
Distribution of assets in specie	62
No obligation to accept liability	62

31 Restrictions on the Company Engaging in Business Combinations	62

32 Amendment of Memorandum and Articles	67
Power to change name or amend Memorandum	67
Power to amend these Articles	67

Companies Act (Revised)

Company Limited by Shares

Amended and Restated
Articles of Association

of

Expro Ltd

(Adopted by special resolution passed on 13 July 2026)

1	Definitions, interpretation and exclusion of Table A

Definitions

1.1	In these Articles, the following definitions apply:

Act means the Companies Act (Revised) of the Cayman Islands, including any statutory modification or re-enactment thereof for the time being in force;

Articles means, as appropriate:

(a)	these articles of association as amended from time to time: or

(b)	two or more particular articles of these Articles;

and Article refers to a particular article of these Articles;

Auditors means the auditor or auditors for the time being of the Company;

Board means the board of Directors from time to time;

Business Day means a day when banks in Grand Cayman, the Cayman Islands are open for the transaction of normal banking business and for the avoidance of doubt, shall not include a Saturday, Sunday or public holiday in the Cayman Islands;

Cayman Islands means the British Overseas Territory of the Cayman Islands;

Clear Days, in relation to a period of notice, means that period excluding:

(a)	the day when the notice is given or deemed to be given; and

(b)	the day for which it is given or on which it is to take effect;

Commission means Securities and Exchange Commission of the United States of America or other federal agency for the time being administering the Securities Act;

Company means the above-named company;

Default Rate means ten percent per annum;

Designated Stock Exchanges means the New York Stock Exchange in the United States of America for so long as the Company’s Shares are there listed and any other stock exchange on which the Company’s Shares are listed for trading;

Designated Stock Exchange Rules means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing of any Shares on the Designated Stock Exchanges;

Directors means the directors for the time being of the Company and the expression Director shall be construed accordingly;

Electronic has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands;

Electronic Record has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands;

Electronic Signature has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands;

Exchange Act means the Securities Exchange Act of 1934 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

Fully Paid Up means:

(a)	in relation to a Share with par value, means that the par value for that Share and any premium payable in respect of the issue of that Share, has been fully paid or credited as paid in money or money’s worth; and

(b)	in relation to a Share without par value, means that the agreed issue price for that Share has been fully paid or credited as paid in money or money’s worth;

General Meeting means a general meeting of the Company duly constituted in accordance with the Articles;

Independent Director means a Director who is an independent director as defined in the Designated Stock Exchange Rules as determined by the Board;

Member means any person or persons entered on the register of Members from time to time as the holder of a Share;

Memorandum means the memorandum of association of the Company as amended from time to time;

month means a calendar month;

Officer means a person appointed to hold an office in the Company including a Director, alternate Director or liquidator and excluding the Secretary;

Ordinary Resolution means a resolution of a General Meeting passed by a simple majority of votes cast by Members who (being entitled to do so) vote in person or by proxy at that meeting. The expression includes a unanimous written resolution;

Partly Paid Up means:

(a)	in relation to a Share with par value, that the par value for that Share and any premium payable in respect of the issue of that Share, has not been fully paid or credited as paid in money or money’s worth; and

(b)	in relation to a Share without par value, means that the agreed issue price for that Share has not been fully paid or credited as paid in money or money’s worth;

Preferred Share means a preferred share in the capital of the Company;

public announcement means disclosure in a press release disseminated through a recognised news or wire service or in a document publicly filed or furnished by the Company with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act;

Register of Members means the register of Members maintained in accordance with the Act and includes (except where otherwise stated) any branch or duplicate register of Members;

Secretary means a person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

Securities Act means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

Share means a share in the capital of the Company and the expression:

(a)	includes stock (except where a distinction between shares and stock is expressed or implied); and

(b)	where the context permits, also includes a fraction of a Share;

Special Resolution means a resolution of a General Meeting or a resolution of a meeting of the holders of any class of Shares in a class meeting duly constituted in accordance with the Articles in each case passed by an affirmative vote of not less than two-thirds of the votes cast by Members who (being entitled to do so) vote in person or by proxy at that meeting. The expression includes a written resolution passed in accordance with the Act; and

Treasury Shares means Shares held in treasury pursuant to the Act and Article 2.15.

Interpretation

1.2	In the interpretation of these Articles, the following provisions apply unless the context otherwise requires:

(a)	A reference in these Articles to a statute is a reference to a statute of the Cayman Islands as known by its short title, and includes:

(i)	any statutory modification, amendment or re-enactment; and

(ii)	any subordinate legislation or regulations issued under that statute.

Without limitation to the preceding sentence, a reference to a revised Act of the Cayman Islands is taken to be a reference to the revision of that Act in force from time to time as amended from time to time.

(b)	Headings are inserted for convenience only and do not affect the interpretation of these Articles, unless there is ambiguity.

(c)	If a day on which any act, matter or thing is to be done under these Articles is not a Business Day, the act, matter or thing must be done on the next Business Day.

(d)	A word which denotes the singular also denotes the plural, a word which denotes the plural also denotes the singular, and a reference to any gender also denotes the other genders.

(e)	A reference to a person includes, as appropriate, a company, trust, partnership, joint venture, association, body corporate or government agency.

(f)	Where a word or phrase is given a defined meaning another part of speech or grammatical form in respect to that word or phrase has a corresponding meaning.

(g)	All references to time are to be calculated by reference to time in the place where the Company’s registered office is located.

(h)	The words written and in writing include all modes of representing or reproducing words in a visible form, but do not include an Electronic Record where the distinction between a document in writing and an Electronic Record is expressed or implied.

(i)	The words including, include and in particular or any similar expression are to be construed without limitation.

1.3	The headings in these Articles are intended for convenience only and shall not affect the interpretation of these Articles.

Exclusion of Table A Articles

1.4	The regulations contained in Table A in the First Schedule of the Act and any other regulations contained in any statute or subordinate legislation are expressly excluded and do not apply to the Company.

2	Shares

Power to issue Shares and options, with or without special rights

2.1	Subject to the provisions of the Act and these Articles about the redemption and purchase of the Shares, the Directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued Shares to such persons, at such times and on such terms and conditions as they may decide. No Share may be issued at a discount to par value except in accordance with the provisions of the Act.

2.2	Without limitation to the preceding Article, the Directors may so deal with the unissued Shares:

(a)	either at a premium or at par; or

(b)	with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise.

2.3	Without limitation to the two preceding Articles, the Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

2.4	The Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company at such times and on such terms and conditions as the Directors may decide.

2.5	Before any Preferred Shares of any series are issued, the Directors shall fix, by resolution or resolutions, the following provisions of such series:

(a)	the designation of such series and the number of Preferred Shares to constitute such series;

(b)	whether the Shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(c)	the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any Shares of any other class of Shares or any other series of Preferred Shares;

(d)	whether the Preferred Shares or such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

(e)	the amount or amounts payable upon Preferred Shares of such series upon, and the rights of the holders of such series in, a voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Company;

(f)	whether the Preferred Shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the Preferred Shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation of the retirement or sinking fund;

(g)	whether the Preferred Shares of such series shall be convertible into, or exchangeable for, Shares of any other class of Shares or any other series of Preferred Shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)	the limitations and restrictions, if any, to be effective while any Preferred Shares or such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing Shares or Shares of any other class of Shares or any other series of Preferred Shares;

(i)	the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional Shares, including additional shares of such series or of any other class of Shares or any other series of Preferred Shares; and

(j)	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions of any other class of Shares or any other series of Preferred Shares.

Power to issue fractions of a Share

2.6	Subject to the Act, the Company may issue fractions of a Share of any class. A fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a Share of that class of Shares.

Power to pay commissions and brokerage fees

2.7	The Company may pay a commission to any person in consideration of that person:

(a)	subscribing or agreeing to subscribe, whether absolutely or conditionally; or

(b)	procuring or agreeing to procure subscriptions, whether absolute or conditional,

for any Shares. That commission may be satisfied by the payment of cash or the allotment of Fully Paid Up or Partly Paid Up Shares or partly in one way and partly in another.

2.8	The Company may employ a broker in the issue of its capital and pay them any proper commission or brokerage.

Trusts not recognised

2.9	Except as required by law:

(a)	no person shall be recognised by the Company as holding any Share on any trust; and

(b)	no person other than the Member shall be recognised by the Company as having any right in a Share.

Security interests

2.10	Notwithstanding the preceding Article, the Company may (but shall not be obliged to) recognise a security interest of which it has actual notice over shares. The Company shall not be treated as having recognised any such security interest unless it has so agreed in writing with the secured party.

Power to vary class rights

2.11	If the share capital is divided into different classes of Shares then, unless the terms on which a class of Shares was issued state otherwise, the rights attaching to a class of Shares may only be varied if one of the following applies:

(a)	the Members holding not less than two-thirds of the issued Shares of that class consent in writing to the variation; or

(b)	the variation is made with the sanction of a Special Resolution passed at a separate general meeting of the Members holding the issued Shares of that class.

2.12	For the purpose of Article 2.11(b), all the provisions of these Articles relating to general meetings apply, mutatis mutandis, to every such separate meeting except that:

(a)	the necessary quorum shall be one or more persons holding, or representing by proxy, not less than one third of the issued Shares of the class; and

(b)	any Member holding issued Shares of the class, present in person or by proxy or, in the case of a corporate Member, by its duly authorised representative, may demand a poll.

Effect of new Share issue on existing class rights

2.13	Unless the terms on which a class of Shares was issued state otherwise, the rights conferred on the Member holding Shares of any class shall not be deemed to be varied by the creation or issue of further Shares ranking pari passu with the existing Shares of that class.

No bearer Shares or warrants

2.14	The Company shall not issue Shares or warrants to bearers.

Treasury Shares

2.15	Shares that the Company purchases, redeems or acquires by way of surrender in accordance with the Act shall be held as Treasury Shares and not treated as cancelled if:

(a)	the Directors so determine prior to the purchase, redemption or surrender of those shares; and

(b)	the relevant provisions of the Memorandum and Articles and the Act are otherwise complied with.

Rights attaching to Treasury Shares and related matters

2.16	No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to Members on a winding up) may be made to the Company in respect of a Treasury Share.

2.17	The Company shall be entered in the register of Members as the holder of the Treasury Shares. However:

(a)	the Company shall not be treated as a Member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void; and

(b)	a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Act.

2.18	Nothing in Article 2.17 prevents an allotment of Shares as Fully Paid Up bonus shares in respect of a Treasury Share and Shares allotted as Fully Paid Up bonus shares in respect of a Treasury Share shall be treated as Treasury Shares.

2.19	Treasury Shares may be disposed of by the Company in accordance with the Act and otherwise on such terms and conditions as the Directors determine.

Register of Members

2.20	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Act.

2.21	The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Act. The Directors may also determine which Register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

2.22	The title to Shares may be evidenced and transferred in accordance with the laws applicable to the rules and regulations of the Designated Stock Exchange and, for these purposes, the Register of Members may be maintained in accordance with Section 40B of the Act.

Annual Return

2.23	The Directors in each calendar year shall prepare or cause to be prepared an annual return and declaration setting forth the particulars required by the Act and shall deliver a copy thereof to the registrar of companies for the Cayman Islands.

3	Share certificates

Issue of share certificates

3.1	A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. If the Directors resolve that share certificates shall be issued, upon being entered in the register of Members as the holder of a Share, the Directors may issue to any Member:

(a)	without payment, one certificate for all the Shares of each class held by that Member (and, upon transferring a part of the Member’s holding of Shares of any class, to a certificate for the balance of that holding); and

(b)	upon payment of such reasonable sum as the Directors may determine for every certificate after the first, several certificates each for one or more of that Member’s Shares.

3.2	Every certificate shall specify the number, class and distinguishing numbers (if any) of the Shares to which it relates and whether they are Fully Paid Up or Partly Paid Up. A certificate may be executed under seal or executed in such other manner as the Directors determine.

3.3	Every certificate shall bear legends required under the applicable laws, including the Securities Act.

3.4	The Company shall not be bound to issue more than one certificate for Shares held jointly by several persons and delivery of a certificate for a Share to one joint holder shall be a sufficient delivery to all of them.

Renewal of lost or damaged share certificates

3.5	If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to:

(a)	evidence;

(b)	indemnity;

(c)	payment of the expenses reasonably incurred by the Company in investigating the evidence; and

(d)	payment of a reasonable fee, if any for issuing a replacement share certificate,

as the Directors may determine, and (in the case of defacement or wearing-out) on delivery to the Company of the old certificate.

4	Calls on Shares and forfeiture

Power to make calls and effect of calls

4.1	Subject to the terms of allotment, the Board may make calls on the Members in respect of any monies unpaid on their Shares including any premium. The call may provide for payment to be by instalments. Subject to receiving at least 14 Clear Days’ notice specifying when and where payment is to be made, each Member shall pay to the Company the amount called on their Shares as required by the notice.

4.2	Before receipt by the Company of any sum due under a call, that call may be revoked in whole or in part and payment of a call may be postponed in whole or in part. Where a call is to be paid in instalments, the Company may revoke the call in respect of all or any remaining instalments in whole or in part and may postpone payment of all or any of the remaining instalments in whole or in part.

4.3	A Member on whom a call is made shall remain liable for that call notwithstanding the subsequent transfer of the Shares in respect of which the call was made. They shall not be liable for calls made after they are no longer registered as a Member in respect of those Shares.

Time when call made

4.4	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

Liability of joint holders

4.5	Members registered as the joint holders of a Share shall be jointly and severally liable to pay all calls in respect of the Share.

Interest on unpaid calls

4.6	If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid:

(a)	at the rate fixed by the terms of allotment of the Share or in the notice of the call; or

(b)	if no rate is fixed, at the Default Rate.

The Directors may waive payment of the interest wholly or in part.

Deemed calls

4.7	Any amount payable in respect of a Share, whether on allotment or on a fixed date or otherwise, shall be deemed to be payable as a call. If the amount is not paid when due the provisions of these Articles shall apply as if the amount had become due and payable by virtue of a call.

Power to accept early payment

4.8	The Company may accept from a Member the whole or a part of the amount remaining unpaid on Shares held by them although no part of that amount has been called up.

Power to make different arrangements at time of issue of Shares

4.9	Subject to the terms of allotment, the Directors may make arrangements on the issue of Shares to distinguish between Members in the amounts and times of payment of calls on their Shares.

Notice of default

4.10	If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than 14 Clear Days’ notice requiring payment of:

(a)	the amount unpaid;

(b)	any interest which may have accrued;

(c)	any expenses which have been incurred by the Company due to that person’s default.

4.11	The notice shall state the following:

(a)	the place where payment is to be made; and

(b)	a warning that if the notice is not complied with the Shares in respect of which the call is made will be liable to be forfeited.

Forfeiture or surrender of Shares

4.12	If the notice given pursuant to Article 4.10 is not complied with, the Directors may, before the payment required by the notice has been received, resolve that any Share the subject of that notice be forfeited. The forfeiture shall include all dividends or other monies payable in respect of the forfeited Share and not paid before the forfeiture. Despite the foregoing, the Board may determine that any Share the subject of that notice be accepted by the Company as surrendered by the Member holding that Share in lieu of forfeiture.

Disposal of forfeited or surrendered Share and power to cancel forfeiture or surrender

4.13	A forfeited or surrendered Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Board determine either to the former Member who held that Share or to any other person. The forfeiture or surrender may be cancelled on such terms as the Directors think fit at any time before a sale, re-allotment or other disposition. Where, for the purposes of its disposal, a forfeited or surrendered Share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the Share to the transferee.

Effect of forfeiture or surrender on former Member

4.14	On forfeiture or surrender:

(a)	the name of the Member concerned shall be removed from the register of Members as the holder of those Shares and that person shall cease to be a Member in respect of those Shares; and

(b)	that person shall surrender to the Company for cancellation the certificate (if any) for the forfeited or surrendered Shares.

4.15	Despite the forfeiture or surrender of their Shares, that person shall remain liable to the Company for all monies which at the date of forfeiture or surrender were presently payable by them to the Company in respect of those Shares together with:

(a)	all expenses; and

(b)	interest from the date of forfeiture or surrender until payment:

(i)	at the rate of which interest was payable on those monies before forfeiture; or

(ii)	if no interest was so payable, at the Default Rate.

The Directors, however, may waive payment wholly or in part.

Evidence of forfeiture or surrender

4.16	A declaration, whether statutory or under oath, made by a Director or the Secretary shall be conclusive evidence of the following matters stated in it as against all persons claiming to be entitled to forfeited Shares:

(a)	that the person making the declaration is a Director or Secretary of the Company, and

(b)	that the particular Shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the Shares.

Sale of forfeited or surrendered Shares

4.17	Any person to whom the forfeited or surrendered Shares are disposed of shall not be bound to see to the application of the consideration, if any, of those Shares nor shall their title to the Shares be affected by any irregularity in, or invalidity of the proceedings in respect of, the forfeiture, surrender or disposal of those Shares.

5	Transfer of Shares

Form of transfer

5.1	Subject to the following Articles about the transfer of Shares, and provided that such transfer complies with applicable rules of the Commission, the Designated Stock Exchange and federal and state securities laws of the United States of America, a Member may transfer Shares to another person by completing an instrument of transfer in a common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Directors, executed:

(a)	where the Shares are Fully Paid Up, by or on behalf of that Member; and

(b)	where the Shares are partly paid, by or on behalf of that Member and the transferee.

5.2	The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered into the Register of Members.

Power to refuse registration for Shares not listed on a Designated Stock Exchange

5.3	Where the Shares in question are not listed on or subject to the rules of any Designated Stock Exchange, the Directors may in their absolute discretion decline to register any transfer of such Shares which are not Fully Paid Up or on which the Company has a lien.

Notice of refusal to register

5.4	If the Directors refuse to register a transfer of such Shares, they shall within two months after the date on which the instrument of transfer was lodged with the Company send to each of the transferor and the transferee notice of the refusal.

Power to suspend registration

5.5	The Directors may suspend registration of the transfer of such Shares not listed on a Designated Stock Exchange, at such times and for such periods, not exceeding 45 days in any calendar year, as they determine.

Company may retain instrument of transfer

5.6	The Company shall be entitled to retain any instrument of transfer which is registered; but an instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

6	Transmission of Shares

Persons entitled on death of a Member

6.1	If a Member dies, the only persons recognised by the Company as having any title to the deceased Members’ interest are the following:

(a)	where the deceased Member was a joint holder, the survivor or survivors; and

(b)	where the deceased Member was a sole holder, that Member’s personal representative or representatives.

6.2	Nothing in these Articles shall release the deceased Member’s estate from any liability in respect of any Share, whether the deceased was a sole holder or a joint holder.

Registration of transfer of a Share following death or bankruptcy

6.3	A person becoming entitled to a Share in consequence of the death or bankruptcy of a Member may elect to do either of the following:

(a)	to become the holder of the Share; or

(b)	to transfer the Share to another person.

6.4	That person must produce such evidence of their entitlement as the Directors may properly require.

6.5	If the person elects to become the holder of the Share, they must give notice to the Company to that effect. For the purposes of these Articles, that notice shall be treated as though it were an executed instrument of transfer.

6.6	If the person elects to transfer the Share to another person then:

(a)	if the Share is Fully Paid Up, the transferor must execute an instrument of transfer; and

(b)	if the Share is nil or Partly Paid Up, the transferor and the transferee must execute an instrument of transfer.

6.7	All the Articles relating to the transfer of Shares shall apply to the notice or, as appropriate, the instrument of transfer.

Indemnity

6.8	A person registered as a Member by reason of the death or bankruptcy of another Member shall indemnify the Company and the Directors against any loss or damage suffered by the Company or the Directors as a result of that registration.

Rights of person entitled to a Share following death or bankruptcy

6.9	A person becoming entitled to a Share by reason of the death or bankruptcy of a Member shall have the rights to which they would be entitled if they were registered as the holder of the Share. But, until they are registered as Member in respect of the Share, they shall not be entitled to attend or vote at any meeting of the Company or at any separate meeting of the holders of that class of Shares.

7	Alteration of capital

Increasing, consolidating, converting, dividing and cancelling share capital

7.1	To the fullest extent permitted by the Act, the Company may by Ordinary Resolution do any of the following and amend its Memorandum for that purpose:

(a)	increase its share capital by new Shares of the amount fixed by that Ordinary Resolution and with the attached rights, priorities and privileges set out in that Ordinary Resolution;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)	convert all or any of its Paid Up Shares into stock, and reconvert that stock into Paid Up Shares of any denomination;

(d)	sub-divide its Shares or any of them into Shares of an amount smaller than that fixed by the Memorandum, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(e)	cancel Shares which, at the date of the passing of that Ordinary Resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the Shares so cancelled or, in the case of Shares without nominal par value, diminish the number of Shares into which its capital is divided.

Dealing with fractions resulting from consolidation of Shares

7.2	Whenever, as a result of a consolidation of Shares, any Members would become entitled to fractions of a Share the Directors may on behalf of those Members deal with the fractions as it thinks fit, including (without limitation):

(a)	sell the Shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the Company); and

(b)	distribute the net proceeds in due proportion among those Members.

7.3	For the purposes of Article 7.2, the Directors may authorise some person to execute an instrument of transfer of the Shares to, in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall the transferee’s title to the Shares be affected by any irregularity in, or invalidity of, the proceedings in respect of the sale.

Reducing share capital

7.4	Subject to the Act and to any rights for the time being conferred on the Members holding a particular class of Shares, the Company may, by Special Resolution, reduce its share capital in any way.

8	Redemption and purchase of own Shares

Power to issue redeemable Shares and to purchase own Shares

8.1	Subject to the Act and to any rights for the time being conferred on the Members holding a particular class of Shares, the Company may by its Directors:

(a)	issue Shares that are to be redeemed or liable to be redeemed, at the option of the Company or the Member holding those redeemable Shares, on the terms and in the manner its Directors determine before the issue of those Shares;

(b)	with the consent by Special Resolution of the Members holding Shares of a particular class, vary the rights attaching to that class of Shares so as to provide that those Shares are to be redeemed or are liable to be redeemed at the option of the Company on the terms and in the manner which the Directors determine at the time of such variation; and

(c)	purchase all or any of its own Shares of any class including any redeemable Shares on the terms and in the manner which the Directors determine at the time of such purchase.

The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Act, including out of any combination of the following: capital, its profits and the proceeds of a fresh issue of Shares.

Power to pay for redemption or purchase in cash or in specie

8.2	When making a payment in respect of the redemption or purchase of Shares, the Directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorised by the terms of the allotment of those Shares or by the terms applying to those Shares in accordance with Article 8.1, or otherwise by agreement with the Member holding those Shares.

Effect of redemption or purchase of a Share

8.3	Upon the date of redemption or purchase of a Share:

(a)	the Member holding that Share shall cease to be entitled to any rights in respect of the Share other than the right to receive:

(i)	the price for the Share; and

(ii)	any dividend declared in respect of the Share prior to the date of redemption or purchase;

(b)	the Member’s name shall be removed from the register of Members with respect to the Share; and

(c)	the Share shall be cancelled or held as a Treasury Share, as the Directors may determine.

8.4	For the purpose of Article 8.3, the date of redemption or purchase is the date when the Member’s name is removed from the register of Members with respect to the Shares the subject of the redemption or purchase.

9	Meetings of Members

Annual and extraordinary general meetings

9.1	The Company may, but shall not (unless required by the Designated Stock Exchange Rules or the rules and regulations of the Commission) be obligated to, in each year hold a general meeting as an annual general meeting, which, if held, shall be convened by the Board, in accordance with these Articles.

9.2	All general meetings other than annual general meetings shall be called extraordinary general meetings.

Power to call meetings

9.3	The Directors may call a general meeting at any time.

9.4	If there are insufficient Directors to constitute a quorum and the remaining Directors are unable to agree on the appointment of additional Directors, the Directors must call a general meeting for the purpose of appointing additional Directors.

9.5	The Directors must also call an extraordinary general meeting if requisitioned in the manner set out in this Article 9.5. Only such business shall be conducted at such extraordinary general meeting as shall have been set forth in the Company’s notice of meeting or in a valid requisition from Members owning the requisite percent pursuant to this Article 9.5 or otherwise brought before the meeting by or at the direction of the Board.

(a)	The requisition must be in writing and given by one or more Members (the requisitioner(s)) who together own Shares representing at least twenty-five percent of the rights to vote on the matter or matters to be brought at such extraordinary general meeting (the requisite percent). For purposes of satisfying the requisite percent under this Article 9.5 and Article 9.6:

(i)	a person is deemed to “own” only those issued and outstanding Shares as to which such person possesses both: (i) the full voting and investment rights pertaining to the Shares; and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) the Shares, except that the number of shares calculated in accordance with the foregoing clauses (i) and (ii) shall not include any Shares: (A) sold by such person in any transaction that has not been settled or closed; (B) borrowed by the person for any purposes or purchased by the person pursuant to an agreement to resell; or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by the person, whether the instrument or agreement is to be settled with Shares or with cash based on the notional amount or value of issued and outstanding Shares of the Company, if the instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, the person’s full right to vote or direct the voting of the Shares; and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of the Shares by the person. For purposes of the foregoing clauses (A)-(C), the term “person” includes its affiliates; and

(ii)	a person “owns” Shares held in the name of a nominee or other intermediary so long as such person retains both: (i) the full voting and investment rights pertaining to the Shares; and (ii) the full economic interest in the Shares. The person’s ownership of Shares is deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person.

(b)	The requisition must also:

(i)	specify the business proposed to be acted on at the meeting;

(ii)	be signed by or on behalf of each requisitioner (and for this purpose each joint holder shall be obliged to sign), which requisition may consist of several documents in like form signed by one or more of the requisitioners on the same date;

(iii)	set forth the name and address of each requisitioner;

(iv)	include documentary evidence that the requisitioner(s) own the requisite percent as of the date of the requisition; provided, however, that if the requisitioner(s) are not the beneficial owners of the Shares representing the requisite percent, then to be valid, the requisition must also include documentary evidence of the number of Shares owned by the beneficial owners on whose behalf the requisition is made as of the date of the requisition;

(v)	contain the information required by Articles 10.21 and 10.26 (as applicable) with respect to any Director nominations or other business proposed to be presented at the meeting, and as to each requisitioner and each other person (including any beneficial owner) on whose behalf the requisitioner is acting; and

(vi)	be delivered to the Secretary in accordance with the notice provisions under Article 27.

(c)	The requisition shall be updated and supplemented within five Business Days after the record date for determining the Members entitled to vote at the meeting. In addition, each requisitioner and each other person (including any beneficial owner) on whose behalf such requisitioner is acting shall provide such other information as the Company may reasonably request within 10 Business Days of such a request.

(d)	After receiving a requisition, the Board shall determine in good faith whether the requisitioner(s) satisfied the requirements for calling a meeting, and the Company shall notify the requisitioner(s) of the Board’s determination about whether the requisition is valid. The date, time and place of the meeting shall be fixed by the Board. The record date for the meeting shall be fixed by the Board in accordance with Article 9.13.

(e)	A requisition shall not be valid, and the Company shall not call a meeting if: (a) the requisition relates to an item of business that is not a proper subject for Member action under, or that involves a violation of, applicable law; (b) an item of business that is the same or substantially similar (as determined in good faith by the Board) was presented at a meeting of Members occurring within 90 days preceding the date of the requisition; (c) the requisition is delivered during the period commencing 90 days prior to the first anniversary of the preceding year’s annual general meeting and ending on the date of the next annual general meeting; or (d) the requisition does not comply with the requirements of this Article 9.5. For purposes of this Article 9.5 and Article 10.21, the 2026 annual general meeting of Members shall be deemed to have been held on June 10, 2026.

(f)	Any person who submitted a requisition may revoke its written request by written revocation delivered to the Secretary in accordance with the notice provisions under Article 27 at any time prior to the meeting. A requisition shall be deemed revoked (and any meeting scheduled in response may be cancelled) if the requisitioner(s), and any beneficial owners on whose behalf they are acting (as applicable), do not continue to own (as defined in Article 9.5(a)) at least the requisite percent at all times between the date of the requisition and the date of the meeting, and the requisitioner(s) shall promptly notify the Secretary of the Company of any decrease in ownership of Shares of the Company that results in such a revocation. If, as a result of any revocations, there are no longer valid unrevoked requisitions from the requisite percent, the Board shall have the discretion to determine whether to proceed with the meeting.

(g)	Should the Directors fail to call a required extraordinary general meeting within 30 Clear Days’ from the date of receipt of a requisition that satisfies the requirements of this Article 9.5, the requisitioner(s) or any of them may call an extraordinary general meeting within three months after the end of that period.

9.6	Without limitation to the foregoing, if there are insufficient Directors to constitute a quorum and the remaining Directors are unable to agree on the appointment of additional Directors, any one or more Members who together own Shares representing at least five percent of the rights to vote on the appointment of Directors at a general meeting may call a general meeting for the purpose of considering solely the appointment of additional Directors.

9.7	If the Members call a meeting under Article 9.5 or Article 9.6, the Company shall reimburse their reasonable expenses.

Content of notice

9.8	Notice of a general meeting shall specify each of the following:

(a)	the date and the hour of the meeting;

(b)	whether the meeting will be held virtually, at a physical place, or both;

(c)	if the meeting is to be held in any part at a physical place, the address of such place;

(d)	if the meeting is to be held in two or more places or in any part virtually, the technology that will be used to facilitate the meeting;

(e)	subject to paragraph (f) and the requirements of (to the extent applicable) the Designated Stock Exchange Rules, the general nature of the business to be transacted, which shall include only those items of business brought before the meeting by or at the direction of the Board or as set forth in a valid requisition from Members owning the requisite percent pursuant to Article 9.5; and

(f)	if a resolution is proposed as a Special Resolution, the text of that resolution.

9.9	In each notice there shall appear with reasonable prominence the following statements:

(a)	that a Member who is entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of that Member; and

(b)	that a proxyholder need not be a Member.

Period of notice

9.10	At least seven Clear Days’ notice of any general meeting must be given to Members or such longer period of notice as required by the Designated Stock Exchange Rules and the rules and regulations of the Commission.

9.11	Subject to the Act, a meeting may be convened on shorter notice, subject to the Act with the consent of the Member or Members who, individually or collectively, hold at least ninety percent of the voting rights of all those who have a right to vote at that meeting.

Record date and persons entitled to receive notice

9.12	Subject to the provisions of these Articles and to any restrictions imposed on any Shares, the notice shall be given to the following people:

(a)	the Members

(b)	persons entitled to a Share in consequence of the death or bankruptcy of a Member;

(c)	the Directors; and

(d)	the Auditors.

9.13	The Board may determine that the Members entitled to receive notice of and vote at a meeting are those persons entered on the register of Members at the close of business on a day determined by the Board.

Public announcement of notice

9.14	Subject to the Act, the Designated Stock Exchange Rules and to any other rules which the Company is bound to follow, a notice of a general meeting may be given by way of public announcement providing the recipient is given separate notice of:

(a)	the public announcement;

(b)	the place where the notice may be accessed;

(c)	how it may be accessed; and

(d)	the place, date and time of the general meeting.

9.15	If a Member notified the Company that he is unable for any reason to access the public announcement, the Company must as soon as practicable give notice of the meeting to that Member by any other means permitted by these Articles, but this will not affect when that Member is deemed to have received notice of the meeting.

Time a notice by way of public announcement is deemed to be given

9.16	A notice by way of public announcement is deemed to be given when the Member is given notice of the public announcement having been made.

Required duration of a public announcement

9.17	Where notice of a general meeting is given by way of public announcement, it shall continue to be published in the same place from the date of the notification to the Members until the conclusion of the general meeting to which the notice by way of public announcement relates.

Accidental omission to give notice or non-receipt of notice

9.18	Proceedings at a meeting shall not be invalidated by the following:

(a)	an accidental failure to give notice of the meeting to any person entitled to notice; or

(b)	non-receipt of notice of the meeting by any person entitled to notice.

9.19	In addition, where a notice of meeting is published on a website proceedings at the meeting shall not be invalidated merely because it is accidentally published:

(a)	in a different place on the website; or

(b)	for part only of the period from the date of the notification until the conclusion of the meeting to which the notice relates.

9.20	Further, where a notice of meeting is given by way of a public announcement, proceedings at the meeting shall not be invalidated merely because:

(a)	a Member was unable to access the public announcement and did not notify the Company in accordance with Article 9.15; or

(b)	the public announcement was accidentally withdrawn and, accordingly, was published for only part of the period from the date of the notification until the conclusion of the general meeting to which the notice relates.

10	Proceedings at meetings of Members

Quorum

10	10.1 Save as provided in the following Article, no business shall be transacted at any meeting unless a quorum is present in person or by proxy. A quorum is as follows:

(a)	if the Company has only one Member: that Member; or

(b)	if the Company has more than one Member: one or more Members holding Shares that represent not less than one-third of the outstanding Shares carrying the right to vote at such general meeting.

Lack of quorum

10.2	If a quorum is not present within fifteen minutes of the time appointed for the meeting, or if at any time during the meeting it becomes inquorate, then the following provisions apply:

(a)	If the meeting was requisitioned by Members, it shall be cancelled.

(b)	In any other case, the meeting shall stand adjourned to the same time and place seven days hence, or to such other time or place as is determined by the chair of the meeting or by the Directors. If a quorum is not present within fifteen minutes of the time appointed for the adjourned meeting, then the Members present in person or by proxy shall constitute a quorum.

Chair

10.3	The chair of a general meeting shall be the chair of the Board or such other person as the Directors may determine. Absent any such person being present within fifteen minutes of the time appointed for the meeting, the Directors present shall elect one of their number to chair the meeting.

10.4	If no Director is present within fifteen minutes of the time appointed for the meeting, or if no Director is willing to act as chair, the Members present in person or by proxy and entitled to vote shall choose one of their number to chair the meeting.

Right of a Director to attend and speak

10.5	Even if a Director is not a Member, they shall be entitled to attend and speak at any general meeting and at any separate meeting of Members holding a particular class of Shares.

Accommodation of Members attending meeting virtually

10.6	A Member entitled to receive notice and attend a meeting will be deemed to be in attendance at such meeting, despite their attendance being virtual, if adequate facilities are available to ensure that the Member is able to:

(a)	participate in the business for which the meeting has been convened; and

(b)	hear all that happens at the meeting.

Security

10.7	In addition to any measures which the Board may be required to take due to the location or venue of the meeting, the Board may make any arrangement and impose any restriction it considers appropriate and reasonable in the circumstances to ensure the security of a meeting including, without limitation, the searching of any person attending the meeting and the imposing of restrictions on the items of personal property that may be taken into the meeting place. The Board may refuse entry to, or eject from, a meeting a person who refuses to comply with any such arrangements or restrictions.

Adjournment, postponement and cancellation

10.8	A meeting may be:

(a)	postponed or cancelled prior to the meeting at the discretion of the Directors by written notice (including, for the avoidance of doubt, by way of public announcement) provided to all persons entitled to attend the meeting unless the meeting was requisitioned by Members in accordance with Article 9.5 or otherwise called by Members pursuant to Article 9.6; or

(b)	adjourned, with or without an appointed date for resumption, at any time during the meeting at the discretion of the chair with the consent of the Members constituting a quorum.

10.9	The chair must adjourn a meeting if so directed by Members constituting a quorum at the meeting.

10.10	No business can be transacted at an adjourned meeting other than business which might properly have been transacted at the original meeting.

10.11	Should a meeting be adjourned for more than seven Clear Days, whether because of a lack of quorum or otherwise, Members shall be given at least seven Clear Days’ notice of the date, time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any notice of the adjournment.

Method of voting

10.12	A resolution put to the vote of the meeting shall be decided on a poll.

10.13	A poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

10.14	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, time and place as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

Chair’s casting vote

10.15	In the case of an equality of votes, whether on a show of hands or on a poll, the chair of the meeting at which the show of hands takes place or at which the poll is demanded shall not be entitled to a second or casting vote.

Written resolutions

10.16	Members may pass a resolution in writing without holding a meeting if the following conditions are met:

(a)	all Members entitled to vote are given notice of the resolution as if the same were being proposed at a meeting of Members;

(b)	all Members entitled so to vote:

(i)	sign a document; or

(ii)	sign several documents in the like form each signed by one or more of those Members; and

(c)	the signed document or documents is or are delivered to the Company, including, if the Company so nominates, by delivery of an Electronic Record by Electronic means to the address specified for that purpose.

Such written resolution shall be as effective as if it had been passed at a meeting of the Members entitled to vote duly convened and held.

10.17	If a written resolution is described as a Special Resolution or as an Ordinary Resolution, it has effect accordingly.

10.18	The Directors may determine the manner in which written resolutions shall be put to Members. In particular, they may provide, in the form of any written resolution, for each Member to indicate, out of the number of votes the Member would have been entitled to cast at a meeting to consider the resolution, how many votes they wish to cast in favour of the resolution and how many against the resolution or to be treated as abstentions. The result of any such written resolution shall be determined on the same basis as on a poll.

Sole-Member Company

10.19	If the Company has only one Member, and the Member records in writing their decision on a question, that record shall constitute both the passing of a resolution and the minute of it.

Notice of Shareholder Business and Nominations

10.20	Nominations of persons for election to the Board and the proposal of business other than nominations to be considered by the Members may be made at an annual general meeting of Members only: (A) pursuant to the Company’s notice of meeting (or any supplement thereto); (B) by or at the direction of the Board; or (C) by any Member who is a Member of record at the time the notice provided for in Article 10.21 is delivered to the Secretary in accordance with the notice provisions, who is entitled to vote at the meeting and who complies with the notice procedures set forth in Article 10.21. For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a Member to make nominations or propose other business at an annual general meeting of Members (other than a proposal included in the Company’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Exchange Act).

10.21	For nominations or other business to be properly brought before an annual general meeting by a Member pursuant to clause (C) of the foregoing paragraph, the Member must have given timely notice thereof to the Secretary in accordance with the notice provisions and, in the case of business other than nominations, such business must be a proper subject for Member action. To be timely, a Member’s notice must be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual general meeting; provided, however, that in the event that the date of the annual general meeting is more than 30 days before or more than 70 days after such anniversary date, or if no annual general meeting was held in the preceding year, notice by the Member to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual general meeting and not later than the close of business on the later of the 90th day prior to such annual general meeting or the 10th day following the date on which notice or public announcement of the date of such meeting is first made by the Company. In no event shall an adjournment of an annual general meeting, or a postponement of an annual general meeting for which notice of the meeting has already been given to Members or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a Member’s notice as described above. A Member’s notice given in accordance with this Article 10.21 must contain only the names of the nominees for whom such Member (or beneficial owner, if any) intends to solicit proxies, and a Member shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Article 10.21; provided that, in the event a Member’s notice includes one or more substitute nominees, such Member must provide timely notice of such substitute nominee(s) in accordance with this Article 10.21 (including, without limitation, satisfaction of all applicable informational requirements set forth therein). For the avoidance of doubt, the number of nominees a Member may nominate for election at the annual general meeting (or in the case of a Member giving the notice on behalf of a beneficial owner, the number of nominees a Member may nominate for election at the annual general meeting on behalf of the beneficial owner) shall not exceed the number of Directors to be elected at such annual general meeting. Such Member’s notice shall set forth:

(a)	as to each person whom the Member proposes to nominate for election or re-election as a Director: (1) a written statement, not to exceed 500 words, in support of such person; (2) all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; and (3) the information required to be submitted regarding nominees pursuant to this Article 10.21;

(b)	as to any other business that the Member proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Articles, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such Member and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made, and if such Member or beneficial owner is an entity, any related person (as defined below);

(c)	as to the Member giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed:

(i)	the name and address of such Member, as they appear on the Company’s books, and the name and address of such beneficial owner;

(ii)	the class or series and number of Shares of the Company which are owned of record by such Member and such beneficial owner as of the date of the notice, and a representation that the Member will notify the Company in writing within five Business Days after the record date for such meeting of the class or series and number of Shares of the Company owned of record by the Member and such beneficial owner as of the record date for the meeting;

(iii)	a representation that the Member (or a qualified representative of the Member) intends to appear at the meeting to make such nomination or propose such business; and

(iv)	as to the Member giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the other business is proposed, as to such beneficial owner, and if such Member or beneficial owner is an entity, as to each individual who is a director, executive officer, general partner or managing member of such entity or of any other entity that has or shares control of such entity (any such individual or entity, a related person):

(1)	the class or series and number of Shares of the Company which are beneficially owned by such Member or beneficial owner and by any related person as of the date of the notice, and a representation that the Member will notify the Company in writing within five Business Days after the record date for such meeting of the class or series and number of Shares of the Company beneficially owned by such Member or beneficial owner and by any related person as of the record date for the meeting;

(2)	a description of (x) any plans or proposals which such Member, beneficial owner, if any, or related person may have with respect to securities of the Company that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D and (y) any agreement, arrangement or understanding with respect to the nomination or other business between or among such Member, beneficial owner, if any, or related person and any other person, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D, which description shall include, in addition to all other information, information identifying all parties thereto (in the case of either clause (x) or (y), regardless of whether the requirement to file a Schedule 13D is applicable) and a representation that the Member will notify the Company in writing within five Business Days after the record date for such meeting of any such plans or proposals with respect to securities of the Company or any such agreement, arrangement or understanding in effect as of the record date for the meeting;

(3)	a description (which description shall include, in addition to all other information, information identifying all parties thereto) of any agreement, arrangement or understanding (including, without limitation, any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement or short positions, profit interests, hedging or pledging transactions, voting rights, dividend rights, and/or borrowed or loaned Shares), whether the instrument or agreement is to be settled with Shares or with cash based on the notional amount or value of outstanding Shares, that has been entered into as of the date of the Member’s notice by, or on behalf of, such Member, beneficial owner, if any, or related person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Company’s Shares or maintain, increase or decrease the voting power of the Member, beneficial owner, if any, or related person with respect to securities of the Company, and a representation that the Member will notify the Company in writing within five Business Days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting;

(4)	any performance-related fees (other than an asset-based fee) that such Member, beneficial owner, if any, or related person is directly or indirectly entitled to based on any increase or decrease in the value of Shares of the Company or based on any agreement, arrangement or understanding under the foregoing paragraph (3) and a representation that the Member will notify the Company in writing within five Business Days after the record date for such meeting of any performance-related fees in effect as of the record date for the meeting;

(5)	a representation as to whether the Member, beneficial owner, if any, related person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such nomination or proposal and, if so, whether such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation and (x) in the case of a proposal of business other than nominations, whether such person or group intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law to carry the proposal, (y) in the case of any solicitation that is subject to Rule 14a-19 of the Exchange Act, confirming that such person or group will engage in such solicitation in accordance with Rule 14a-19 under the Exchange Act, and/or (z) whether such person or group intends to otherwise solicit proxies from holders in support of such proposal or nomination (for purposes of this paragraph (5), the term “holders” shall include, in addition to Members of record, any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act); and

(6)	a representation that promptly after soliciting the holders of the Company’s Shares referred to in the representation required under the foregoing paragraph (5), and in any event no later than the 10th day before such meeting of Members, such Member or beneficial owner will provide the Company with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the Company’s Shares.

(d)	as to each person whom a Member proposes to nominate for election or re-election as a Director of the Company, the Member must deliver to the Secretary at the principal executive offices of the Company the following information:

(i)	a written representation and agreement, which shall be signed by the person proposed to be nominated and pursuant to which such person shall represent and agree that such person: (A) consents to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which Directors are to be elected and to serving as a Director if elected, and currently intends to serve as a Director for the full term for which such person is standing for election; (B) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (1) as to how the person, if elected as a Director, will act or vote on any issue or question, except as disclosed in such representation and agreement; or (2) that could limit or interfere with the person’s ability to comply, if elected as a Director, with such person’s fiduciary duties under applicable law; (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director or nominee, except as disclosed in such representation and agreement; and (D) if elected as a Director, will comply with all of the Company’s corporate governance policies and guidelines related to conflict of interest, confidentiality, share ownership and trading policies and guidelines, and any other policies and guidelines applicable to Directors (which will be provided within 10 Business Days following a request therefor);

(ii)	a fully completed and signed questionnaire in the same form required of the Company’s Director nominees (a Questionnaire) (which form will be provided within 10 Business Days following a request therefor); and

(iii)	a representation that each person whom a Member proposes to nominate for election or re-election as a Director of the Company will provide to the Company such other information as the Company may reasonably request, including such information reasonably necessary for the Company to determine whether a nominee will satisfy any qualifications or requirements imposed by these Articles, any law, rule, regulation or listing standard that may be applicable to the Company, or relevant to a determination as to whether such person can be considered an independent Director, or such documentation and/or information as may be required by the maintainer of the Company’s register of directors and officers to facilitate any required update to the Company’s register of directors and officers.

If a Member has submitted notice of an intent to nominate a candidate for election or re-election as a Director, all written and signed representations and agreements and all fully completed and signed Questionnaires described in the immediately preceding paragraph shall be provided to the Company at the same time as such notice, and the additional information described in paragraph (iii) above shall be provided to the Company promptly upon request by the Company, but in any event within five Business Days after such request (or by the day prior to the day of the annual general meeting, if earlier). All information provided pursuant to the immediately preceding paragraph and this paragraph shall be deemed part of the Member’s notice submitted pursuant to this Article 10.21.

10.22	Notwithstanding anything in Article 10.21 to the contrary, if any information or communication submitted pursuant to Article 10.21 is inaccurate or incomplete in any material respect (as determined by the Board (or any authorised committee thereof)) such information shall be deemed not to have been provided in accordance with Article 10.21. The obligation to update and supplement as set forth in Article 10.21 or any other section of these Articles shall not limit the Company’s rights with respect to any deficiencies in any notice provided by a Member, extend any applicable deadlines hereunder or under any other provision of these Articles or enable or be deemed to permit a Member who has previously submitted notice hereunder or under any other provision of these Articles to amend or update any nomination or other business proposal or to submit any new nomination or other business proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of Members.

10.23	Notwithstanding anything herein to the contrary, if the record date for determining the Members entitled to vote at any meeting of Members is different from the record date for determining the Members entitled to notice of the meeting, a Member’s notice required by Article 10.21 shall set forth a representation that the Member will notify the Company in writing within five Business Days after the record date for determining the Members entitled to vote at the meeting of the information required under Article 10.21, and such information when provided to the Company shall be current as of the record date for determining the Members entitled to vote at the meeting.

10.24	Article 10.21 shall not apply to a proposal proposed to be made by a Member if the Member has notified the Company of his or her intention to present the proposal at the applicable meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such meeting.

10.25	Notwithstanding anything in the Articles to the contrary, in the event that the number of Directors to be elected to the Board at an annual general meeting is increased and there is no public announcement by the Company naming all of the nominees proposed by the Board to be elected at such meeting or specifying the size of the increased Board made by the Company at least 10 days prior to the last day a Member may deliver a notice in accordance with Article 10.21, a Member’s notice required by Article 10.21 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

10.26	Nominations of persons for election to the Board may be made at an extraordinary general meeting of Members at which Directors are to be elected pursuant to the Company’s notice of meeting: (A) by or at the direction of the Board; (B) provided that the Board has determined that one or more Directors are to be elected at such meeting, by any Member of the Company who is a Member of record at the time the notice provided for in this Article 10.26 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who delivers notice thereof in writing setting forth the information required by Article 10.21 above; or (C) in the case of a Member-requisitioned extraordinary general meeting, by any Member of the Company that is a requisitioner pursuant to and in accordance with Article 9.5. In the event the Company calls an extraordinary general meeting of Members (other than a Member-requisitioned extraordinary general meeting) for the purpose of electing one or more Directors to the Board, any Member entitled to vote in such election of Directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if the notice required by this Article 10.26 shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day prior to such extraordinary general meeting and not later than the close of business on the later of the 90th day prior to such extraordinary general meeting or the 10th day following the date on which notice or public announcement of the date of the extraordinary general meeting and of the nominees proposed by the Board to be elected at such meeting is first made by the Company. A Member’s notice given in accordance with this Article 10.26 must contain only the names of the nominees for whom such Member (or beneficial owner, if any) intends to solicit proxies, and a Member shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Article 10.26; provided that, in the event a Member’s notice includes one or more substitute nominees, such Member must provide timely notice of such substitute nominee(s) in accordance with the provisions of Article 10.26. For the avoidance of doubt, the number of nominees a Member may nominate for election at the extraordinary general meeting (or in the case of a Member giving the notice on behalf of a beneficial owner, the number of nominees a Member may nominate for election at the extraordinary general meeting on behalf of such beneficial owner) shall not exceed the number of Directors to be elected at such extraordinary general meeting. In no event shall an adjournment or postponement of a extraordinary general meeting commence a new time period (or extend any time period) for the giving of a Member’s notice as described above. Notwithstanding any other provision of these Articles, in the case of a Member-requisitioned extraordinary general meeting, no Member may nominate a person for election to the Board or propose any other business to be considered at the meeting, except pursuant to the written requisition(s) delivered for such extraordinary general meeting pursuant to Article 9.5.

10.27	Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in Article 9.5, Article 10.21 or Article 10.26 shall be eligible to be elected at any meeting of Members of the Company to serve as Directors and only such other business shall be conducted at a meeting of Members as shall have been brought before the meeting in accordance with the applicable procedures set forth in Article 9.5, Article 10.21 or Article 10.26. Notwithstanding any other provisions of these Articles, a Member (and any beneficial owner on whose behalf a nomination is made or other business is proposed, and if such Member or beneficial owner is an entity, any related person) shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in Article 9.5, Article 10.21 or Article 10.26, as applicable; provided, however, that any references in these Articles to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to Article 9.5, Article 10.21 or Article 10.26. The chair of the Board, the chair of the meeting, or any other person designated by the Board shall determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the applicable procedures set forth above (including whether a Member or beneficial owner provided all information and complied with all representations required hereunder or complied with the requirements of Rule 14a-19 under the Exchange Act). If any proposed nomination or other business is not in compliance with these Articles, including due to a failure to comply with the requirements of Rule 14a-19 under the Exchange Act, then except as otherwise required by law, the chair of the meeting shall declare that such nomination shall be disregarded or such other business shall not be transacted, notwithstanding that votes and proxies in respect of any such nomination or other business may have been received by the Company. In furtherance and not by way of limitation of the foregoing provisions of Article 9.5, Article 10.21 or Article 10.26, unless otherwise required by law, or otherwise determined by the chair of the Board, the chair of the meeting or any other person designated by the Board, (A) if the Member does not provide the information required under Article 9.5, Article 10.21 or Article 10.26 (as applicable) to the Company within the time frames specified in these Articles or (B) if the Member (or a qualified representative of the Member) does not appear at the applicable meeting of Members of the Company to present a nomination or other business, any such nomination shall be disregarded or such other business shall not be transacted, notwithstanding that votes and proxies in respect of any such nomination or other business may have been received by the Company.

10.28	To be considered a qualified representative of a Member for purposes of these Articles, a person must be a duly authorised officer, manager or partner of such Member or authorised by a writing executed by such Member (or a reliable reproduction of the writing) delivered to the Company prior to the making of such nomination or proposal at such meeting (and in any event not fewer than five Business Days before the meeting) stating that such person is authorised to act for such Member as proxy at the meeting of Members.

10.29	Nothing herein shall be deemed to affect any rights of Members to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act.

10.30	Any Member directly or indirectly soliciting proxies from other Members must use a proxy card colour other than white, which shall be reserved for the exclusive use for solicitation by the Board.

11	Voting rights of Members

Right to vote

11.1	Unless their Shares carry no right to vote, or unless a call or other amount presently payable has not been paid, all Members are entitled to vote at a general meeting, whether on a show of hands or on a poll, and all Members holding Shares of a particular class of Shares are entitled to vote at a meeting of the holders of that class of Shares.

11.2	Members may vote in person or by proxy.

11.3	On a show of hands, every Member shall have one vote. For the avoidance of doubt, an individual who represents two or more Members, including a Member in that individual’s own right, that individual shall be entitled to a separate vote for each Member.

11.4	On a poll a Member shall have one vote for each Share they hold, unless any Share carries special voting rights.

11.5	No Member is bound to vote on their Shares or any of them; nor are they bound to vote each of their Shares in the same way.

Rights of joint holders

11.6	If Shares are held jointly, only one of the joint holders may vote. If more than one of the joint holders tenders a vote, the vote of the holder whose name in respect of those Shares appears first in the register of Members shall be accepted to the exclusion of the votes of the other joint holder.

Representation of corporate Members

11.7	Save where otherwise provided, a corporate Member must act by a duly authorised representative.

11.8	A corporate Member wishing to act by a duly authorised representative must identify that person to the Company by notice in writing.

11.9	The authorisation may be for any period of time, and must be delivered to the Company before the commencement of the meeting at which it is first used.

11.10	The Directors of the Company may require the production of any evidence which they consider necessary to determine the validity of the notice.

11.11	Where a duly authorised representative is present at a meeting that Member is deemed to be present in person; and the acts of the duly authorised representative are personal acts of that Member.

11.12	A corporate Member may revoke the appointment of a duly authorised representative at any time by notice to the Company; but such revocation will not affect the validity of any acts carried out by the duly authorised representative before the Directors of the Company had actual notice of the revocation.

Member with mental disorder

11.13	A Member in respect of whom an order has been made by any court having jurisdiction (whether in the Cayman Islands or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by that Member’s receiver, curator bonis or other person authorised in that behalf appointed by that court.

11.14	For the purpose of the preceding Article, evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote must be received not less than 24 hours before holding the relevant meeting or the adjourned meeting in any manner specified for the delivery of forms of appointment of a proxy, whether in writing or by Electronic means. In default, the right to vote shall not be exercisable.

Objections to admissibility of votes

11.15	An objection to the validity of a person’s vote may only be raised at the meeting or at the adjourned meeting at which the vote is sought to be tendered. Any objection duly made shall be referred to the chair whose decision shall be final and conclusive.

Form of proxy

11.16	An instrument appointing a proxy shall be in any common form or in any other form approved by the Directors.

11.17	The instrument must be in writing and signed in one of the following ways:

(a)	by the Member; or

(b)	by the Member’s authorised attorney; or

(c)	if the Member is a corporation or other body corporate, under seal or signed by an authorised officer, secretary or attorney.

If the Directors so resolve, the Company may accept an Electronic Record of that instrument delivered in the manner specified below and otherwise satisfying the Articles about authentication of Electronic Records.

11.18	The Directors may require the production of any evidence which they consider necessary to determine the validity of any appointment of a proxy.

11.19	A Member may revoke the appointment of a proxy at any time by notice to the Company duly signed in accordance with Article 11.17.

11.20	No revocation by a Member of the appointment of a proxy made in accordance with Article 11.19 will affect the validity of any acts carried out by the relevant proxy before the Directors of the Company had actual notice of the revocation.

How and when proxy is to be delivered

11.21	Subject to the following Articles, the Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the form of appointment of a proxy and any authority under which it is signed (or a copy of the authority certified notarially or in any other way approved by the Directors) must be delivered so that it is received by the Company before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote. They must be delivered in either of the following ways:

(a)	In the case of an instrument in writing, it must be left at or sent by post:

(i)	to the registered office of the Company; or

(ii)	to such other place within the Cayman Islands specified in the notice convening the meeting or in any form of appointment of proxy sent out by the Company in relation to the meeting.

(b)	If, pursuant to the notice provisions, a notice may be given to the Company in an Electronic Record, an Electronic Record of an appointment of a proxy must be sent to the address specified pursuant to those provisions unless another address for that purpose is specified:

(i)	in the notice convening the meeting; or

(ii)	in any form of appointment of a proxy sent out by the Company in relation to the meeting; or

(iii)	in any invitation to appoint a proxy issued by the Company in relation to the meeting.

(c)	Notwithstanding Article 11.21(a) and Article 11.21(b), the chair of the Company may, in any event at their discretion, direct that an instrument of proxy shall be deemed to have been duly deposited.

11.22	Where a poll is taken:

(a)	if it is taken more than seven Clear Days after it is demanded, the form of appointment of a proxy and any accompanying authority (or an Electronic Record of the same) must be delivered in accordance with Article 11.21 before the time appointed for the taking of the poll;

(b)	if it to be taken within seven Clear Days after it was demanded, the form of appointment of a proxy and any accompanying authority (or an Electronic Record of the same) must be delivered in accordance with Article 11.21 before the time appointed for the taking of the poll.

11.23	If the form of appointment of proxy is not delivered on time, it is invalid.

11.24	When two or more valid but differing appointments of proxy are delivered or received in respect of the same Share for use at the same meeting and in respect of the same matter, the one which is last validly delivered or received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the other or others as regards that Share. lf the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that Share.

11.25	The Board may at the expense of the Company send forms of appointment of proxy to the Members by post (that is to say, pre-paying and posting a letter), or by Electronic communication or otherwise (with or without provision for their return by pre-paid post) for use at any general meeting or at any separate meeting of the holders of any class of Shares, either blank or nominating as proxy in the alternative any one or more of the Directors or any other person. lf for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the Company’s expense, they shall be issued to all (and not to some only) of the Members entitled to be sent notice of the meeting and to vote at it. The accidental omission to send such a form of appointment or to give such an invitation to, or the non-receipt of such form of appointment by, any Member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.

Voting by proxy

11.26	A proxy shall have the same voting rights at a meeting or adjourned meeting as the Member would have had except to the extent that the instrument appointing them limits those rights. Notwithstanding the appointment of a proxy, a Member may attend and vote at a meeting or adjourned meeting. If a Member votes on any resolution a vote by their proxy on the same resolution, unless in respect of different Shares, shall be invalid.

12	Number of Directors

12.1	There shall be a Board consisting of not less than one person; provided, however, that, subject to the foregoing requirement, the Directors may from time to time fix the maximum number of Directors to be appointed by resolution of the Board.

13	Appointment, disqualification and removal of Directors

No age limit

13.1	There is no age limit for Directors save that they must be at least eighteen years of age.

Corporate Directors

13.2	Unless prohibited by law, a body corporate may be a Director if permitted by the Designated Stock Exchange Rules and the rules and regulations of the Commission. If a body corporate is a Director, the Articles about representation of corporate Members at general meetings apply, mutatis mutandis, to the Articles about Directors’ meetings.

No shareholding qualification

13.3	Unless a shareholding qualification for Directors is fixed by Ordinary Resolution, no Director shall be required to own Shares as a condition of their appointment.

Appointment of Directors

13.4	A Director may be appointed by Ordinary Resolution or by the Directors. Any appointment may be to fill a vacancy or as an additional Director.

13.5	A remaining Director may appoint a Director even though there is not a quorum of Directors.

13.6	No appointment can cause the number of Directors to exceed the maximum (if one is set); and any such appointment shall be invalid.

Term of appointment

13.7	Each Director appointed shall hold office until such time as they resign, are removed from office by Ordinary Resolution, or otherwise ceases to be eligible to be a Director of the Company, in each case as permitted by the Designated Stock Exchange Rules and the rules and regulations of the Commission.

Eligibility

13.8	No person (other than a Director retiring in accordance with these Articles) shall be appointed or re-appointed a Director at any general meeting unless they are recommended by the Board or nominated by a Member in accordance with Article 9.5, Article 10.21 or Article 10.26, as applicable.

Removal of Directors

13.9	A Director may be removed by Ordinary Resolution.

Resignation of Directors

13.10	A Director may at any time resign office by giving to the Company notice in writing or, if permitted pursuant to the notice provisions, in an Electronic Record delivered in either case in accordance with those provisions.

13.11	Unless the notice specifies a different date, the Director shall be deemed to have resigned on the date that the notice is delivered to the Company.

Termination of the office of Director

13.12	A Director may retire from office as a Director by giving notice in writing to that effect to the Company at the registered office, which notice shall be effective upon such date as may be specified in the notice, failing which upon delivery to the registered office.

13.13	Without prejudice to the provisions in these Articles for retirement (by rotation or otherwise), a Director’s office shall be terminated forthwith if:

(a)	they are prohibited by the law of the Cayman Islands from acting as a Director; or

(b)	they are made bankrupt or makes an arrangement or composition with their creditors generally; or

(c)	they resign their office by notice to the Company; or

(d)	they only held office as a Director for a fixed term and such term expires; or

(e)	in the opinion of a registered medical practitioner by whom they are being treated they become physically or mentally incapable of acting as a Director; or

(f)	they are given notice by the majority of the other Directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such Director); or

(g)	they are made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h)	without the consent of the other Directors, they are absent from meetings of Directors for a continuous period of six months.

14	Alternate Directors

Appointment and removal

14.1	Any Director may appoint any other person, including another Director, to act in their place as an alternate Director. No appointment shall take effect until the Director has given notice of the appointment to the Board.

14.2	A Director may revoke their appointment of an alternate at any time. No revocation shall take effect until the Director has given notice of the revocation to the Board.

14.3	A notice of appointment or removal of an alternate Director shall be effective only if given to the Company by one or more of the following methods:

(a)	by notice in writing in accordance with the notice provisions contained in these Articles;

(b)	if the Company has a facsimile address for the time being, by sending by facsimile transmission to that facsimile address a facsimile copy or, otherwise, by sending by facsimile transmission to the facsimile address of the Company’s registered office a facsimile copy (in either case, the facsimile copy being deemed to be the notice unless Article 28.7 applies), in which event notice shall be taken to be given on the date of an error-free transmission report from the sender’s fax machine;

(c)	if the Company has an email address for the time being, by emailing to that email address a scanned copy of the notice as a PDF attachment or, otherwise, by emailing to the email address provided by the Company’s registered office a scanned copy of the notice as a PDF attachment (in either case, the PDF version being deemed to be the notice unless Article 28.7 applies), in which event notice shall be taken to be given on the date of receipt by the Company or the Company’s registered office (as appropriate) in readable form; or

(d)	if permitted pursuant to the notice provisions, in some other form of approved Electronic Record delivered in accordance with those provisions in writing.

Notices

14.4	All notices of meetings of Directors shall continue to be given to the appointing Director and not to the alternate.

Rights of alternate Director

14.5	An alternate Director shall be entitled to attend and vote at any Board meeting or meeting of a committee of the Directors at which the appointing Director is not personally present, and generally to perform all the functions of the appointing Director in their absence. An alternate Director, however, is not entitled to receive any remuneration from the Company for services rendered as an alternate Director.

Appointment ceases when the appointor ceases to be a Director

14.6	An alternate Director shall cease to be an alternate Director if:

(a)	the Director who appointed them ceases to be a Director; or

(b)	the Director who appointed them revokes their appointment by notice delivered to the Board or to the registered office of the Company or in any other manner approved by the Board; or

(c)	in any event happens in relation to them which, if they were a Director of the Company, would cause their office as Director to be vacated.

Status of alternate Director

14.7	An alternate Director shall carry out all functions of the Director who made the appointment.

14.8	Save where otherwise expressed, an alternate Director shall be treated as a Director under these Articles.

14.9	An alternate Director is not the agent of the Director appointing them.

14.10	An alternate Director is not entitled to any remuneration for acting as alternate Director.

Status of the Director making the appointment

14.11	A Director who has appointed an alternate is not thereby relieved from the duties which they owe the Company.

15	Powers of Directors

Powers of Directors

15.1	Subject to the provisions of the Act, the Memorandum and these Articles the business of the Company shall be managed by the Directors who may for that purpose exercise all the powers of the Company.

15.2	No prior act of the Directors shall be invalidated by any subsequent alteration of the Memorandum or these Articles. However, to the extent allowed by the Act, Members may, by Special Resolution, validate any prior or future act of the Directors which would otherwise be in breach of their duties.

Directors below the minimum number

15.3	lf the number of Directors is less than the minimum prescribed in accordance with these Articles, the remaining Director or Directors shall act only for the purposes of appointing an additional Director or Directors to make up such minimum or of convening a general meeting of the Company for the purpose of making such appointment. lf there are no Director or Directors able or willing to act, any two Members may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to these Articles) only until the dissolution of the annual general meeting next following such appointment unless they are re-elected during such meeting.

Appointments to office

15.4	The Directors may appoint a Director:

(a)	as chair of the Board;

(b)	as managing Director;

(c)	to any other executive office,

for such period, and on such terms, including as to remuneration as they think fit.

15.5	The appointee must consent in writing to holding that office.

15.6	Where a chair is appointed they shall, unless unable to do so, preside at every meeting of Directors.

15.7	If there is no chair, or if the chair is unable to preside at a meeting, that meeting may select its own chair; or the Directors may nominate one of their number to act in place of the chair should they ever not be available.

15.8	Subject to the provisions of the Act, the Directors may also appoint and remove any person, who need not be a Director:

(a)	as Secretary; and

(b)	to any office that may be required

for such period and on such terms, including as to remuneration, as they think fit. In the case of an Officer, that Officer may be given any title the Directors decide.

15.9	The Secretary or Officer must consent in writing to holding that office.

15.10	A Director, Secretary or other Officer of the Company may not the hold the office, or perform the services, of auditor.

Provisions for employees

15.11	The Board may make provision for the benefit of any persons employed or formerly employed by the Company or any of its subsidiary undertakings (or any member of their family or any person who is dependent on them) in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any of its subsidiary undertakings.

Exercise of voting rights

15.12	The Board may exercise the voting power conferred by the Shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including, without limitation, the exercise of that power in favour of any resolution appointing any Director as a Director of such body corporate, or voting or providing for the payment of remuneration to the Directors of such body corporate).

Remuneration

15.13	Every Director may be remunerated by the Company for the services they provide for the benefit of the Company, whether as Director, employee or otherwise, and shall be entitled to be paid for the expenses incurred in the Company’s business including attendance at Directors’ meetings.

15.14	Until otherwise determined by the Company by Ordinary Resolution, the Directors (other than alternate Directors) shall be entitled to such remuneration by way of fees for their services in the office of Director as the Directors may determine.

15.15	Remuneration may take any form and may include arrangements to pay pensions, health insurance, death or sickness benefits, whether to the Director or to any other person connected to or related to them.

15.16	Unless their fellow Directors determine otherwise, a Director is not accountable to the Company for remuneration or other benefits received from any other company which is in the same group as the Company or which has common shareholdings.

Disclosure of information

15.17	The Directors may release or disclose to a third party any information regarding the affairs of the Company, including any information contained in the register of Members relating to a Member, (and they may authorise any Director, Officer or other authorised agent of the Company to release or disclose to a third party any such information in their possession) if:

(a)	the Company or that person, as the case may be, is lawfully required to do so under the laws of any jurisdiction to which the Company is subject; or

(b)	such disclosure is in compliance with the Designated Stock Exchange Rules; or

(c)	such disclosure is in accordance with any contract entered into by the Company; or

(d)	the Directors are of the opinion such disclosure would assist or facilitate the Company’s operations.

16	Delegation of powers

Power to delegate any of the Directors’ powers to a committee

16.1	The Directors may delegate any of their powers to any committee consisting of one or more persons who need not be Members. Persons on the committee may include non-Directors so long as the majority of those persons are Directors. Any such committee shall be made up of such number of Independent Directors as required from time to time by the Designated Stock Exchange Rules or otherwise required by applicable law.

16.2	The delegation may be collateral with, or to the exclusion of, the Directors’ own powers.

16.3	The delegation may be on such terms as the Directors think fit, including provision for the committee itself to delegate to a sub-committee; save that any delegation must be capable of being revoked or altered by the Directors at will.

16.4	Unless otherwise permitted by the Directors, a committee must follow the procedures prescribed for the taking of decisions by Directors.

Power to appoint an agent of the Company

16.5	The Directors may appoint any person, either generally or in respect of any specific matter, to be the agent of the Company with or without authority for that person to delegate all or any of that person’s powers. The Directors may make that appointment:

(a)	by causing the Company to enter into a power of attorney or agreement; or

(b)	in any other manner they determine.

Power to appoint an attorney or authorised signatory of the Company

16.6	The Directors may appoint any person, whether nominated directly or indirectly by the Directors, to be the attorney or the authorised signatory of the Company. The appointment may be:

(a)	for any purpose;

(b)	with the powers, authorities and discretions;

(c)	for the period; and

(d)	subject to such conditions

as they think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the Directors under these Articles. The Directors may do so by power of attorney or any other manner they think fit.

16.7	Any power of attorney or other appointment may contain such provision for the protection and convenience for persons dealing with the attorney or authorised signatory as the Directors think fit. Any power of attorney or other appointment may also authorise the attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in that person.

16.8	The Board may remove any person appointed under Article 16.6 and may revoke or vary the delegation.

Borrowing Powers

16.9	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital, or any part thereof, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or its parent undertaking (if any) or any subsidiary undertaking of the Company or of any third party.

Corporate Governance

16.10	The Board may, from time to time, and except as required by applicable law or the Designated Stock Exchange Rules, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives of the Company, which shall be intended to set forth the guiding principles and policies of the Company and the Board on various corporate governance related matters as the Board shall determine by resolution from time to time.

17	Meetings of Directors

Regulation of Directors’ meetings

17.1	Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit.

Calling meetings

17.2	The chair of the Board or a majority of the Directors may call a meeting of Directors at any time. The Secretary must call a meeting of the Directors if requested to do so by a majority of the Directors.

Notice of meetings

17.3	Notice of a Board meeting may be given to a Director personally or by word of mouth or given in writing or by Electronic communications at such address as they may from time to time specify for this purpose (or, if they do not specify an address, at their last known address). A Director may waive their right to receive notice of any meeting either prospectively or retrospectively.

Use of technology

17.4	A Director may participate in a meeting of Directors through the medium of conference telephone, video or any other form of communications equipment providing all persons participating in the meeting are able to hear and speak to each other throughout the meeting.

17.5	A Director participating in this way is deemed to be present in person at the meeting.

Quorum

17.6	The quorum for the transaction of business at a meeting of Directors shall be a majority of the Directors unless the Directors fix some other number.

Chair or deputy to preside

17.7	The Board may appoint a chair and one or more deputy chair or chairs and may at any time revoke any such appointment.

17.8	The chair, or failing them any deputy chair (the longest in office taking precedence if more than one is present), shall preside at all Board meetings. If no chair or deputy chair has been appointed, or if they are not present within five minutes after the time fixed for holding the meeting, or is unwilling to act as chair of the meeting, the Directors present shall choose one of their number to act as chair of the meeting.

Voting

17.9	A question which arises at a Board meeting shall be decided by a majority of votes.

Recording of dissent

17.10	A Director present at a meeting of Directors shall be presumed to have assented to any action taken at that meeting unless:

(a)	their dissent is entered in the minutes of the meeting; or

(b)	they have filed with the meeting before it is concluded signed dissent from that action; or

(c)	they have forwarded to the Company as soon as practical following the conclusion of that meeting signed dissent.

A Director who votes in favour of an action is not entitled to record their dissent to it.

Written resolutions

17.11	The Directors may pass a resolution in writing without holding a meeting if all Directors sign a document or sign several documents in the like form each signed by one or more of those Directors.

17.12	A written resolution signed by a validly appointed alternate Director need not also be signed by the appointing Director.

17.13	A written resolution signed personally by the appointing Director need not also be signed by their alternate.

17.14	A resolution in writing passed pursuant to Article 17.11, Article 17.12 and/or Article 17.13 shall be as effective as if it had been passed at a meeting of the Directors duly convened and held; and it shall be treated as having been passed on the day and at the time that the last Director signs (and for the avoidance of doubt, such day may or may not be a Business Day).

Validity of acts of Directors in spite of formal defect

17.15	All acts done by a meeting of the Board, or of a committee of the Board, or by any person acting as a Director or an alternate Director, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or alternate Director or member of the committee, or that any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and qualified and had continued to be a Director or alternate Director and had been entitled to vote.

18	Permissible Directors’ interests and disclosure

Permissible interests subject to disclosure

18.1	Save as expressly permitted by these Articles or as set out below, a Director may not have a direct or indirect interest or duty which conflicts or may possibly conflict with the interests of the Company.

18.2	If, notwithstanding the prohibition in the preceding Article, a Director discloses to their fellow Directors the nature and extent of any material interest or duty in accordance with the next Article, they may:

(a)	be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is or may otherwise be interested; or

(b)	be interested in another body corporate promoted by the Company or in which the Company is otherwise interested. In particular, the Director may be a Director, secretary or officer of, or employed by, or be a party to any transaction or arrangement with, or otherwise interested in, that other body corporate.

18.3	Such disclosure may be made at a meeting of the Board or otherwise (and, if otherwise, it must be made in writing). The Director must disclose the nature and extent of their direct or indirect interest in or duty in relation to a transaction or arrangement or series of transactions or arrangements with the Company or in which the Company has any material interest.

18.4	If a Director has made disclosure in accordance with the preceding Article, then they shall not, by reason only of their office, be accountable to the Company for any benefit that they derive from any such transaction or arrangement or from any such office or employment or from any interest in any such body corporate, and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

Notification of interests

18.5	For the purposes of the preceding Articles:

(a)	a general notice that a Director gives to the other Directors that they are to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that they have an interest in or duty in relation to any such transaction of the nature and extent so specified; and

(b)	an interest of which a Director has no knowledge and of which it is unreasonable to expect them to have knowledge shall not be treated as an interest of theirs.

18.6	A Director shall not be treated as having an interest in a transaction or arrangement if they have no knowledge of that interest and it is unreasonable to expect the Director to have that knowledge.

Voting where a Director is interested in a matter

18.7	A Director may vote at a meeting of Directors on any resolution concerning a matter in which that Director has an interest or duty, whether directly or indirectly, so long as that Director discloses any material interest pursuant to these Articles. The Director shall be counted towards a quorum of those present at the meeting. If the Director votes on the resolution, their vote shall be counted.

18.8	Where proposals are under consideration concerning the appointment of two or more Directors to offices or employment with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately and each of the Directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning their own appointment.

19	Minutes

19.1	The Company shall cause minutes to be made in books of:

(a)	all appointments of Officers and committees made by the Board and of any such Officer’s remuneration; and

(b)	the names of Directors present at every meeting of the Directors, a committee of the Board, the Company or the holders of any class of shares or debentures, and all orders, resolutions and proceedings of such meetings.

19.2	Any such minutes, if purporting to be signed by the chair of the meeting at which the proceedings were held or by the chair of the next succeeding meeting or the Secretary, shall be prima facie evidence of the matters stated in them.

20	Accounts and audit

20.1	The Directors must ensure that proper accounting and other records are kept, and that accounts and associated reports are distributed in accordance with the requirements of the Act.

20.2	The books of account shall be kept at the registered office of the Company and shall always be open to inspection by the Directors. No Member (other than a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Act or as authorised by the Directors or by Ordinary Resolution.

20.3	Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31 December in each year and begin on 1 January in each year.

Auditors

20.4	The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

20.5	At any general meeting convened and held at any time in accordance with these Articles, the Members may, by Ordinary Resolution, remove the Auditor before the expiration of their term of office. If they do so, the Members shall, by Ordinary Resolution, at that meeting appoint another Auditor in their stead for the remainder of their term.

20.6	The Auditors shall examine such books, accounts and vouchers as may be necessary for the performance of their duties.

20.7	The Auditors shall, if so requested by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment, and at any time during their term of office, upon request of the Directors or any general meeting of the Company.

21	Record dates

21.1	Except to the extent of any conflicting rights attached to Shares, the resolution declaring a dividend on Shares of any class, whether it be an Ordinary Resolution of the Members or a Directors resolution, may specify that the dividend is payable or distributable to the persons registered as the holders of those Shares at the close of business on a particular date, notwithstanding that the date may be a date prior to that on which the resolution is passed.

21.2	If the resolution does so specify, the dividend shall be payable or distributable to the persons registered as the holders of those Shares at the close of business on the specified date in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of the dividend of transferors and transferees of any of those Shares.

21.3	The provisions of this Article apply, mutatis mutandis, to bonuses, capitalisation issues, distributions of realised capital profits or offers or grants made by the Company to the Members.

22	Dividends

Source of dividends

22.1	Dividends may be declared and paid out of any funds of the Company lawfully available for distribution.

22.2	Subject to the requirements of the Act regarding the application of a company’s Share premium account and with the sanction of an Ordinary Resolution, dividends may also be declared and paid out of any share premium account.

Declaration of dividends by Members

22.3	Subject to the provisions of the Act, the Company may by Ordinary Resolution declare dividends in accordance with the respective rights of the Members but no dividend shall exceed the amount recommended by the Directors.

Payment of interim dividends and declaration of final dividends by Directors

22.4	The Directors may declare and pay interim dividends or recommend final dividends in accordance with the respective rights of the Members if it appears to them that they are justified by the financial position of the Company and that such dividends may lawfully be paid.

22.5	Subject to the provisions of the Act, in relation to the distinction between interim dividends and final dividends, the following applies:

(a)	Upon determination to pay a dividend or dividends described as interim by the Directors in the dividend resolution, no debt shall be created by the declaration until such time as payment is made.

(b)	Upon declaration of a dividend or dividends described as final by the Directors in the dividend resolution, a debt shall be created immediately following the declaration, the due date to be the date the dividend is stated to be payable in the resolution.

If the resolution fails to specify whether a dividend is final or interim, it shall be assumed to be interim.

22.6	In relation to Shares carrying differing rights to dividends or rights to dividends at a fixed rate, the following applies:

(a)	If the share capital is divided into different classes, the Directors may pay dividends on Shares which confer deferred or non-preferred rights with regard to dividends as well as on Shares which confer preferential rights with regard to dividends.

(b)	The Directors may also pay, at intervals settled by them, any dividend payable at a fixed rate if it appears to them that there are sufficient funds of the Company lawfully available for distribution to justify the payment.

(c)	If the Directors act in good faith, they shall not incur any liability to the Members holding Shares conferring preferred rights for any loss those Members may suffer by the lawful payment of the dividend on any Shares having deferred or non-preferred rights.

Apportionment of dividends

22.7	Except as otherwise provided by the rights attached to Shares all dividends shall be declared and paid according to the amounts Paid Up on the Shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amount Paid Up on the Shares during the time or part of the time in respect of which the dividend is paid. But if a Share is issued on terms providing that it shall rank for dividend as from a particular date, that Share shall rank for dividend accordingly.

Right of set off

22.8	The Directors may deduct from a dividend or any other amount payable to a person in respect of a Share any amount due by that person to the Company on a call or otherwise in relation to a Share.

Power to pay other than in cash

22.9	If the Directors so determine, any resolution declaring a dividend may direct that it shall be satisfied wholly or partly by the distribution of assets. If a difficulty arises in relation to the distribution, the Directors may settle that difficulty in any way they consider appropriate. For example, they may do any one or more of the following:

(a)	issue fractional Shares;

(b)	fix the value of assets for distribution and make cash payments to some Members on the footing of the value so fixed in order to adjust the rights of Members; and

(c)	vest some assets in trustees.

How payments may be made

22.10	A dividend or other monies payable on or in respect of a Share may be paid in any of the following ways:

(a)	if the Member holding that Share or other person entitled to that Share nominates a bank account for that purpose - by wire transfer to that bank account; or

(b)	by cheque or warrant sent by post to the registered address of the Member holding that Share or other person entitled to that Share.

22.11	For the purposes of Article 22.10(a), the nomination may be in writing or in an Electronic Record and the bank account nominated may be the bank account of another person. For the purposes of Article 22.10(b), subject to any applicable law or regulation, the cheque or warrant shall be made to the order of the Member holding that Share or other person entitled to the Share or to their nominee, whether nominated in writing or in an Electronic Record, and payment of the cheque or warrant shall be a good discharge to the Company.

22.12	If two or more persons are registered as the holders of the Share or are jointly entitled to it by reason of the death or bankruptcy of the registered holder (Joint Holders), a dividend (or other amount) payable on or in respect of that Share may be paid as follows:

(a)	to the registered address of the Joint Holder of the Share who is named first on the register of Members or to the registered address of the deceased or bankrupt holder, as the case may be; or

(b)	to the address or bank account of another person nominated by the Joint Holders, whether that nomination is in writing or in an Electronic Record.

22.13	Any Joint Holder of a Share may give a valid receipt for a dividend (or other amount) payable in respect of that Share.

Dividends or other monies not to bear interest in absence of special rights

22.14	Unless provided for by the rights attached to a Share, no dividend or other monies payable by the Company in respect of a Share shall bear interest.

Dividends unable to be paid or unclaimed

22.15	If a dividend cannot be paid to a Member or remains unclaimed within six weeks after it was declared or both, the Directors may pay it into a separate account in the Company’s name. If a dividend is paid into a separate account, the Company shall not be constituted trustee in respect of that account and the dividend shall remain a debt due to the Member.

22.16	A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the Company.

23	Capitalisation of profits

Capitalisation of profits or of any share premium account or capital redemption reserve

23.1	The Directors may resolve to capitalise:

(a)	any part of the Company’s profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of the Company’s share premium account or capital redemption reserve, if any.

23.2	The amount resolved to be capitalised must be appropriated to the Members who would have been entitled to it had it been distributed by way of dividend and in the same proportions. The benefit to each Member so entitled must be given in either or both of the following ways::

(a)	by paying up the amounts unpaid on that Member’s Shares;

(b)	by issuing Fully Paid Up Shares, debentures or other securities of the Company to that Member or as that Member directs. The Directors may resolve that any Shares issued to the Member in respect of Partly Paid Up Shares (Original Shares) rank for dividend only to the extent that the Original Shares rank for dividend while those Original Shares remain Partly Paid Up.

Applying an amount for the benefit of Members

23.3	The amount capitalised must be applied to the benefit of Members in the proportions to which the Members would have been entitled to dividends if the amount capitalised had been distributed as a dividend.

23.4	Subject to the Act, if a fraction of a Share, a debenture or other security is allocated to a Member, the Directors may issue a fractional certificate to that Member or pay them the cash equivalent of the fraction.

24	Share Premium Account

Directors to maintain share premium account

24.1	The Directors shall establish a share premium account in accordance with the Act. They shall carry to the credit of that account from time to time an amount equal to the amount or value of the premium paid on the issue of any Share or capital contributed or such other amounts required by the Act.

Debits to share premium account

24.2	The following amounts shall be debited to any share premium account:

(a)	on the redemption or purchase of a Share, the difference between the nominal value of that Share and the redemption or purchase price; and

(b)	any other amount paid out of a share premium account as permitted by the Act.

24.3	Notwithstanding the preceding Article, on the redemption or purchase of a Share, the Directors may pay the difference between the nominal value of that Share and the redemption purchase price out of the profits of the Company or, as permitted by the Act, out of capital.

25	Seal

Company seal

25.1	The Company may have a seal if the Directors so determine.

Duplicate seal

25.2	Subject to the provisions of the Act, the Company may also have a duplicate seal or seals for use in any place or places outside the Cayman Islands. Each duplicate seal shall be a facsimile of the original seal of the Company. However, if the Directors so determine, a duplicate seal shall have added on its face the name of the place where it is to be used.

When and how seal is to be used

25.3	A seal may only be used by the authority of the Directors. Unless the Directors otherwise determine, a document to which a seal is affixed must be signed in one of the following ways:

(a)	by a Director (or their alternate) and the Secretary; or

(b)	by a single Director (or their alternate).

If no seal is adopted or used

25.4	If the Directors do not adopt a seal, or a seal is not used, a document may be executed in the following manner:

(a)	by a Director (or their alternate) and the Secretary; or

(b)	by a single Director (or their alternate); or

(c)	in any other manner permitted by the Act.

Power to allow non-manual signatures and facsimile printing of seal

25.5	The Directors may determine that either or both of the following applies:

(a)	that the seal or a duplicate seal need not be affixed manually but may be affixed by some other method or system of reproduction;

(b)	that a signature required by these Articles need not be manual but may be a mechanical or Electronic Signature.

Validity of execution

25.6	If a document is duly executed and delivered by or on behalf of the Company, it shall not be regarded as invalid merely because, at the date of the delivery, the Secretary, or the Director, or other Officer or person who signed the document or affixed the seal for and on behalf of the Company ceased to be the Secretary or hold that office and authority on behalf of the Company.

26	Indemnity

26.1	To the fullest extent permitted by law, the Company shall indemnify each existing or former Director (including alternate Director), Secretary and other Officer of the Company (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former Director (including alternate Director), Secretary or Officer in or about the conduct of the Company’s business or affairs or in the execution or discharge of the existing or former Director’s (including alternate Director’s), Secretary’s or Officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former Director (including alternate Director), Secretary or Officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning the Company or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former Director (including alternate Director), Secretary or Officer, however, shall be indemnified in respect of any matter arising out of their own dishonesty, wilful default or fraud.

26.2	To the extent permitted by Act, the Company may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former Director (including alternate Director), Secretary or Officer of the Company in respect of any matter identified in Article 26.1 on condition that the Director (including alternate Director), Secretary or Officer must repay the amount paid by the Company to the extent that it is ultimately found not liable to indemnify the Director (including alternate Director), Secretary or that Officer for those legal costs.

Release

26.3	To the extent permitted by Act, the Company may by Special Resolution release any existing or former Director (including alternate Director), Secretary or other Officer of the Company from liability for any loss or damage or right to compensation which may arise out of or in connection with the execution or discharge of the duties, powers, authorities or discretions of their office; but there may be no release from liability arising out of or in connection with that person’s own dishonesty, wilful default or fraud.

Insurance

26.4	To the extent permitted by Act, the Company may pay, or agree to pay, a premium in respect of a contract insuring each of the following persons against risks determined by the Directors, other than liability arising out of that person’s own dishonesty, wilful default or fraud:

(a)	an existing or former Director (including alternate Director), Secretary or Officer or auditor of:

(i)	the Company;

(ii)	a company which is or was a subsidiary of the Company;

(iii)	a company in which the Company has or had an interest (whether direct or indirect); and

(b)	a trustee of an employee or retirement benefits scheme or other trust in which any of the persons referred to in paragraph (a) is or was interested.

27	Notices

Form of notices

27.1	Save where these Articles provide otherwise, and subject to the Designated Stock Exchange Rules, any notice to be given to or by any person pursuant to these Articles shall be:

(a)	in writing signed by or on behalf of the giver in the manner set out below for written notices; or

(b)	subject to the next Article, in an Electronic Record signed by or on behalf of the giver by Electronic Signature and authenticated in accordance with Articles about authentication of Electronic Records; or

(c)	if by the Company, where these Articles expressly permit and the Company so elects, by means of a website or public announcement.

Electronic communications

27.2	A notice may only be given to the Company in an Electronic Record if:

(a)	the Directors so resolve or otherwise accept the notice; or

(b)	any Director or Officer provides the giver of the notice an electronic address to which the notice may be sent, and a notice is sent to that address within a reasonable period of time.

27.3	A notice may not be given by Electronic Record to a person other than the Company unless the recipient has provided the giver of the notice an electronic address to which notice may be sent.

27.4	Subject to the Act, the Designated Stock Exchange Rules and to any other rules which the Company is bound to follow, the Company may send any notice in respect of a general meeting of the Company to a Member by way of public announcement.

27.5	Subject to the Act, the Designated Stock Exchange Rules and to any other rules which the Company is bound to follow, the Company may also send any notice or other document pursuant to these Articles to a Member by publishing that notice or other document on a website where:

(a)	the Company and the Member have agreed to their having access to the notice or document on a website (instead of it being sent to them);

(b)	the notice or document is one to which that agreement applies;

(c)	the Member is notified (in accordance with any requirements laid down by the Act and, in a manner for the time being agreed between them and the Company for the purpose) of:

(i)	the publication of the notice or document on a website;

(ii)	the address of that website; and

(iii)	the place on that website where the notice or document may be accessed, and how it may be accessed; and

(d)	the notice or document is published on that website throughout the publication period, provided that, if the notice or document is published on that website for a part, but not all of, the publication period, the notice or document shall be treated as being published throughout that period if the failure to publish that notice of document throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid. For the purposes of this Article 27.4 “publication period” means a period of not less than twenty-one days, beginning on the day on which the notification referred to in Article 27.5(c) is deemed sent.

Persons entitled to notices

27.6	Any notice or other document to be given to a Member may be given by reference to the register of Members as it stands at any time within the period of twenty-one days before the day that the notice is given or (where and as applicable) within any other period permitted by, or in accordance with the requirements of, (to the extent applicable) the Designated Stock Exchange Rules and/or the Commission. No change in the register of Members after that time shall invalidate the giving of such notice or document or require the Company to give such item to any other person.

Persons authorised to give notices

27.7	A notice by either the Company or a Member pursuant to these Articles may be given on behalf of the Company or a Member by a Director or company secretary of the Company or a Member.

Delivery of written notices

27.8	Save where these Articles provide otherwise, a notice in writing may be given personally to the recipient, or left at (as appropriate) the Member’s or Director’s registered address or the Company’s registered office, or posted to that registered address or registered office. Notwithstanding the foregoing, notices by a Member under Article 9.5, Article 10.21 or Article 10.26 shall be delivered to the Secretary of the Company at the Company’s principal executive offices.

Joint holders

27.9	Where Members are joint holders of a Share, all notices shall be given to the Member whose name first appears in the register of Members.

Signatures

27.10	A written notice shall be signed when it is autographed by or on behalf of the giver, or is marked in such a way as to indicate its execution or adoption by the giver.

27.11	An Electronic Record may be signed by an Electronic Signature.

Evidence of transmission

27.12	A notice given by Electronic Record shall be deemed sent if an Electronic Record is kept demonstrating the time, date and content of the transmission, and if no notification of failure to transmit is received by the giver.

27.13	A notice given in writing shall be deemed sent if the giver can provide proof that the envelope containing the notice was properly addressed, pre-paid and posted, or that the written notice was otherwise properly transmitted to the recipient.

27.14	A Member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of Shares shall be deemed to have received due notice of the meeting and, where requisite, of the purposes for which it was called.

Giving notice to a deceased or bankrupt Member

27.15	A notice may be given by the Company to the persons entitled to a Share in consequence of the death or bankruptcy of a Member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a Member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description, at the address, if any, supplied for that purpose by the persons claiming to be so entitled.

27.16	Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

Date of giving notices

27.17	A notice is given on the date identified in the following table:

Method for giving notices	When taken to be given
(A) Personally	At the time and date of delivery
(B) By leaving it at the Member’s registered address	At the time and date it was left
(C) By posting it by prepaid post to the street or postal address of that recipient	48 hours after the date it was posted
(D) By Electronic Record (other than publication on a website or by way of public announcement), to recipient’s Electronic address	24 hours after the date it was sent
(E) By publication on a website	24 hours after the date on which the Member is deemed to have been notified of the publication of the notice or document on the website
(F) By public announcement in respect of notice of a general meeting	See Article 9.16 in connection with the time a notice by way of public announcement is deemed to be given

Saving provision

27.18	None of the preceding notice provisions shall derogate from the Articles about the delivery of written resolutions of Directors and written resolutions of Members.

28	Authentication of Electronic Records

Application of Articles

28.1	Without limitation to any other provision of these Articles, any notice, written resolution or other document under these Articles that is sent by Electronic means by a Member, or by the Secretary, or by a Director or other Officer of the Company, shall be deemed to be authentic if either Article 28.2 or Article 28.4 applies.

Authentication of documents sent by Members by Electronic means

28.2	An Electronic Record of a notice, written resolution or other document sent by Electronic means by or on behalf of one or more Members shall be deemed to be authentic if the following conditions are satisfied:

(a)	the Member or each Member, as the case may be, signed the original document, and for this purpose Original Document includes several documents in like form signed by one or more of those Members; and

(b)	the Electronic Record of the Original Document was sent by Electronic means by, or at the direction of, that Member to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article 28.7 does not apply.

28.3	For example, where a sole Member signs a resolution and sends the Electronic Record of the original resolution, or causes it to be sent, by facsimile transmission to the address in these Articles specified for that purpose, the facsimile copy shall be deemed to be the written resolution of that Member unless Article 27.8 applies.

Authentication of document sent by the Secretary or Officers of the Company by Electronic means

28.4	An Electronic Record of a notice, written resolution or other document sent by or on behalf of the Secretary or an Officer or Officers of the Company shall be deemed to be authentic if the following conditions are satisfied:

(a)	the Secretary or the Officer or each Officer, as the case may be, signed the original document, and for this purpose Original Document includes several documents in like form signed by the Secretary or one or more of those Officers; and

(b)	the Electronic Record of the Original Document was sent by Electronic means by, or at the direction of, the Secretary or that Officer to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article 28.7 does not apply.

This Article 28.4 applies whether the document is sent by or on behalf of the Secretary or Officer in their own right or as a representative of the Company.

28.5	For example, where a sole Director signs a resolution and scans the resolution, or causes it to be scanned, as a PDF version which is attached to an email sent to the address in these Articles specified for that purpose, the PDF version shall be deemed to be the written resolution of that Director unless Article 28.7 applies.

Manner of signing

28.6	For the purposes of these Articles about the authentication of Electronic Records, a document will be taken to be signed if it is signed manually or in any other manner permitted by these Articles.

Saving provision

28.7	A notice, written resolution or other document under these Articles will not be deemed to be authentic if the recipient, acting reasonably:

(a)	believes that the signature of the signatory has been altered after the signatory had signed the original document; or

(b)	believes that the original document, or the Electronic Record of it, was altered, without the approval of the signatory, after the signatory signed the original document; or

(c)	otherwise doubts the authenticity of the Electronic Record of the document;

and the recipient promptly gives notice to the sender setting the grounds of its objection. If the recipient invokes this Article, the sender may seek to establish the authenticity of the Electronic Record in any way the sender thinks fit.

29	Transfer by way of continuation

29.1	The Company may, by Special Resolution, resolve to be registered by way of continuation in a jurisdiction outside:

(a)	the Cayman Islands; or

(b)	such other jurisdiction in which it is, for the time being, incorporated, registered or existing.

29.2	To give effect to any resolution made pursuant to the preceding Article, the Directors may cause the following:

(a)	an application be made to the Registrar of Companies of the Cayman Islands to deregister the Company in the Cayman Islands or in the other jurisdiction in which it is for the time being incorporated, registered or existing; and

(b)	all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

30	Winding up

Distribution of assets in specie

30.1	If the Company is wound up the Members may, subject to these Articles and any other sanction required by the Act, pass a Special Resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the Members the whole or any part of the assets of the Company and, for that purpose, to value any assets and to determine how the division shall be carried out as between the Members or different classes of Members; and/or

(b)	to vest the whole or any part of the assets in trustees for the benefit of Members and those liable to contribute to the winding up.

No obligation to accept liability

30.2	No Member shall be compelled to accept any assets if an obligation attaches to them.

30.3	The Directors are authorised to present a winding up petition.

30.4	The Directors have the authority to present a petition for the winding up of the Company to the Grand Court of the Cayman Islands on behalf of the Company without the sanction of a resolution passed at a general meeting.

31	Restrictions on the Company Engaging in Business Combinations

31.1	The Company shall not engage in any Business Combination with any Interested Member for a period of three years following the date that such Member became an Interested Member, unless:

(a)	prior to such date the Board approved either the Business Combination or the transaction which resulted in the Member becoming an Interested Member;

(b)	upon consummation of the transaction which resulted in the Member becoming an Interested Member, the Interested Member owned at least eighty-five percent of the Voting Shares of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the number of Voting Shares outstanding (but not the outstanding Voting Shares owned by the Interested Member) those shares owned (i) by persons who are Directors and also officers and (ii) employee share plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(c)	on or subsequent to such date the Business Combination is approved by the Board and authorised at a general meeting of Members, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds percent of the outstanding Voting Shares which are not owned by the Interested Member.

31.2	The restrictions contained in Article 31.1 shall not apply if:

(a)	a Member becomes an Interested Member inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the Member ceases to be an Interested Member and (ii) would not, at any time within the three year period immediately prior to a Business Combination between the Company and such Member, have been an Interested Member but for the inadvertent acquisition of ownership; or

(b)	the Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this Article 31.2(b); (ii) is with or by a person who either was not an Interested Member during the previous three years or who became an Interested Member with the approval of the Board; and (iii) is approved or not opposed by a majority of the Directors then in office (but not less than one) who were Directors prior to any person becoming an Interested Member during the previous three years or were recommended for appointment or appointed to succeed such Directors by a majority of such Directors. The proposed transactions referred to in the preceding sentence are limited to (A) a merger or consolidation of the Company (except for a merger in respect of which, pursuant to Section 251(f) of the General Corporation Law of the State of Delaware, United States of America, no vote of the Members would be required if the Company were incorporated under the law of such State); (B) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise. of assets of the Company or of any direct or indirect majority owned subsidiary of the Company (other than to any direct or indirect wholly owned subsidiary or to the Company) having an aggregate market value equal to fifty percent or more of either that aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding shares of the Company; or (C) a proposed tender or exchange offer for fifty percent or more of the outstanding Voting Shares of the Company. The Company shall give not less than twenty days’ notice to all Interested Members prior to the consummation of any of the transactions described in clause (A) or (B) of the second sentence of this Article 31.2(b).

31.3	The definitions used in Article 31 have the following meanings:

(a)	affiliates means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(b)	associate when used to indicate a relationship with any person means (A) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of twenty percent or more of any class of Voting Shares, (B) any trust or other estate in which such person has at least a twenty percent beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (C) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(c)	Business Combination, when used in reference to the Company and any Interested Member of the Company, means:

(i)	any merger or consolidation of the Company or any direct or indirect majority owned subsidiary of the Company with (I) the Interested Member or (II) any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Member and as a result of such merger or consolidation the prohibition in Article 31 is not applicable to the surviving entity;

(ii)	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a Member of the Company, to or with the Interested Member, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority owned subsidiary of the Company which assets have an aggregate market value equal to ten percent or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding shares of the Company;

(iii)	any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority owned subsidiary of the Company of any shares of the Company or of such subsidiary to the Interested Member, except (I) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company or any such subsidiary which securities were outstanding prior to the time that the Interested Member became such, (II) pursuant to a merger which could be accomplished under Section 251(g) of the General Corporation Law of the State of Delaware, United States of America, if the Company were incorporated under the laws of such State, (III) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of such Company or any such subsidiary which security is distributed, pro rata to all holders of a class or series of shares of such Company subsequent to the time the Interested Member became such, (IV) pursuant to an exchange offer by the Company to purchase made on the same terms to all holders of said shares, or (V) any issuance or transfer of shares by the Company, provided however, that in no case under (III)-(V) above shall there be an increase in the Interested Member’s proportionate share of the shares of any class or series of the Company or of the Voting Shares of the Company;

(iv)	any transaction involving the Company or any direct or indirect majority owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate share of the shares of any class or series, or securities convertible into the shares of any class or series, of the Company or of any such subsidiary which is owned by the Interested Member, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly or indirectly, by the Interested Member; or

(v)	any receipt by the Interested Member of the benefit, directly or indirectly (except proportionately as a Member of the Company), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (i)-(iv) above) provided by or through the Company or any direct or indirect majority owned subsidiary.

(d)	control, including the term controlling, controlled by and under common control with, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and polices of a person, whether through the ownership of Voting Shares, by contract or otherwise. A person who is the owner of twenty percent. or more of the outstanding Voting Shares of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds Voting Shares, in good faith and not for the purpose of circumventing this Article, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(e)	Interested Member means any person (including such person’s affiliates and associates) (other than the Company and any direct or indirect majority owned subsidiary of the Company) that:

(i)	is the owner of fifteen percent or more of the outstanding Voting Shares of the Company; or

(ii)	is an affiliate or associate of the Company and was the owner of fifteen percent or more of the outstanding Voting Shares of the Company at any time within the three year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Member;

provided, however, that the term Interested Member shall not include any person whose ownership of shares in excess of the fifteen percent limitation set forth herein is the result of action taken solely by the Company provided that such person shall be an Interested Member if thereafter such person acquires additional Voting Shares of the Company, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Member, the Voting Shares of the Company deemed to be outstanding shall include shares deemed to be owned by the person through application of the definition of beneficial owner set out below under this Article but shall not include any other unissued shares of the Company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(f)	owner, including the terms own and owned, when used with respect to any Shares, means a person that individually or with or through any of its affiliates or associates:

(i)	beneficially owns such Share, directly or indirectly;

(ii)	has (A) the right to acquire such Shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of Shares tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered Shares are accepted for purchase or exchange; or (B) the right to vote such Shares pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any Shares because of such person’s right to vote such Shares if the agreement, arrangement or understanding to vote such Shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(iii)	has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subparagraph (ii) of clause (f)), or disposing of such Shares with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such Shares.

(g)	person means any individual, corporation, partnership, unincorporated association or other entity.

(h)	Voting Shares means, with respect to any company or corporation, shares of any class or series entitled to vote generally in the appointment of directors and, with respect to any entity that is not a company or corporation, any equity interest entitled to vote generally in the appointment of the governing body of such entity. Every reference to a percentage of Voting Shares shall refer to such percentage of the votes of such Voting Shares.

32	Amendment of Memorandum and Articles

Power to change name or amend Memorandum

32.1	Subject to the Act, the Company may, by Special Resolution:

(a)	change its name; or

(b)	change the provisions of its Memorandum with respect to its objects, powers or any other matter specified in the Memorandum.

Power to amend these Articles

32.2	Subject to the Act and as provided in these Articles, the Company may, by Special Resolution, amend these Articles in whole or in part.